AGREEMENT AND PLAN OF MERGER

among:

Yelp Inc.,
a Delaware corporation;

Kale Acquisition Corp.,
a Delaware corporation;

Quinoa Acquisition LLC,
a Delaware limited liability company;

Eat24hours.Com, Inc.,
a Delaware corporation;

Nadav Sharon, Haim Erez, Moran Hacmon, Chen Shashar, Asaf Sharon and
Amir Eisenstein,
each an individual;

and

Nadav Sharon,
as the Stockholders’ Agent.

___________________________

Dated as of February 9, 2015
___________________________

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Table of Contents
(continued)

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AGREEMENT AND PLAN OF MERGER

This Agreement And Plan of Merger (the “Agreement”) is made and entered into as of February 9, 2015, by and among: Yelp Inc., a Delaware corporation (“Parent”); Kale Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub I”); Quinoa Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub II”, and with Merger Sub I, the “Merger Subs”); Eat24hours.Com, Inc., a Delaware corporation (the “Company”); Nadav Sharon, Haim Erez, Moran Hacmon, Chen Shashar, Asaf Sharon And Amir Eisenstein, each an individual (collectively, the “Major Stockholders”) and Nadav Sharon, as the Stockholders’ Agent (as defined in Section 5.1). Certain other capitalized terms used in this Agreement are defined in Section 1.4(b) and Exhibit A.

Recitals

A. Parent, Merger Sub I and the Company intend to effect a merger of Merger Sub I into the Company (the “First Step Merger”) in accordance with this Agreement and the Delaware General Corporation Law (the “DGCL”) and, to the extent applicable, the California General Corporation Law (the “CGCL”). Upon consummation of the First Step Merger, Merger Sub I will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

B. As soon as practicable following the First Step Merger, Parent intends to cause the Company to merge with and into Merger Sub II (the “Second Step Merger” and, taken together with the First Step Merger, the “Integrated Merger” or the “Merger”). Upon consummation of the Second Step Merger, the Company will cease to exist, and Merger Sub II will survive as wholly-owned subsidiary of Parent. The Integrated Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Parent and the Company intend that the First Step Merger and the Second Step Merger will constitute integrated steps in a single “plan of reorganization” within the meaning of Treas. Reg. §§1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement.

C. Pursuant to the First Step Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration set forth herein.

D. A portion of the consideration payable in connection with the First Step Merger shall be placed in escrow as security for the indemnification obligations set forth in this Agreement.

E. Concurrently with the execution of this Agreement, Parent and certain employees of the Company are executing offer letters, and related documentation and agreements, in form and substance mutually agreed to by the parties thereto and delivering their respective countersignatures thereto (the “Offer Letters”).

F. Concurrently with the execution of this Agreement, each of the Major Stockholders is executing and delivering to Parent a Non-Competition and Non-Solicitation Agreement in favor of Parent in form and substance mutually agreed to by the parties thereto (the “Non-Competition Agreements”).

G. The respective boards of directors of Parent, Merger Sub I, Merger Sub II and the Company have approved this Agreement and the Integrated Merger.

Agreement

The parties to this Agreement agree as follows:

1. Description Of Transaction

1.1 The Integrated Merger.

(a) At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and the CGCL, Merger Sub I shall be merged with and into the Company, the separate corporate existence of Merger Sub I shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the First Step Merger is hereinafter referred to as the “Interim Surviving Corporation.”

(b) As soon as practicable after the Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of DGCL, the CGCL and the Delaware Limited Liability Company Act (the “LLC Act”), the Interim Surviving Corporation shall be merged with and into Merger Sub II, the separate corporate existence of the Interim Surviving Corporation shall cease, and Merger Sub II shall continue as the surviving entity and as a wholly-owned subsidiary of Parent. The surviving entity after the Second Step Merger is hereinafter referred to as the “Surviving Entity.”

1.2 Closing; Effective Time.

(a) The closing of the First Step Merger (the “Closing”) will take place concurrently with the execution and delivery of this Agreement at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.” On the Closing Date, the parties hereto shall cause the First Step Merger to be consummated by filing a Certificate of Merger conforming to the requirements of the DGCL with the Secretary of State of the State of Delaware (the “Certificate of Merger”), in accordance with the applicable provisions of DGCL (the time of the acceptance of such filing by the Secretary of State of the State of Delaware shall be referred to herein as the “Effective Time”). Following the Effective Time on a date to be selected by Parent no later than two weeks after the Closing, Parent shall cause the Second Step Merger to be consummated by filing a Certificate of Merger conforming to the requirements of the DGCL and the LLC Act to be filed with the Secretary of State of the State of Delaware (the “Second Step Certificate of Merger”) in accordance with the applicable provisions of the DGCL and the LLC Act.

(b) At the Effective Time, the effect of the First Step Merger shall be as provided in the applicable provisions of the DGCL and the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the Interim Surviving Corporation, and all restrictions, disabilities and duties of the Company and Merger Sub I shall become the restrictions, disabilities and duties of the Interim Surviving Corporation. At the effective time of the Second Step Merger, the effect of the Second Step Merger shall be as provided in the applicable provisions of DGCL, the CGCL and the LLC Act. Without limiting the generality of the foregoing, and subject thereto, at the effective time of the Second Step Merger, except as otherwise agreed to pursuant to the terms of this Agreement, all of the rights, privileges, powers and franchises of the Interim Surviving Corporation shall vest in Merger Sub II as the surviving entity in the Second Step Merger, and all restrictions, disabilities and duties of the Interim Surviving Corporation shall become the restrictions, disabilities and duties of Merger Sub II as the surviving entity in the Second Step Merger.

(c) At the Closing:

(i) the Company shall deliver to Parent:

(A) a certificate duly executed by the Chief Executive Officer of the Company certifying (and other evidence in form and substance satisfactory to Parent) that the adoption of this Agreement shall have been duly approved by all of the outstanding shares of Company Capital Stock;

(B) the Escrow Agreement, duly executed by the Stockholders’ Agent and the Escrow Agent;

(C) the Non-Competition Agreements and Offer Letters, duly executed by each of the Major Stockholders;

(D) Release Agreements substantially in the form of Exhibit D, duly executed by each Major Stockholder of the Company;

(E) a certificate (the “Merger Consideration Certificate”), duly executed on behalf of the Company by the Chief Executive Officer, containing the following information (along with calculations of any such amounts) and the representation and warranty of the Company that all of such information is true and accurate as of the Closing:

(1) the aggregate Company Debt and the aggregate amount of Acquired Company Transaction Expenses paid or payable (including any Acquired Company Transaction Expenses that will become payable after the Effective Time with respect to services performed or actions taken prior to the Effective Time);

(2) the Fully Diluted Company Share Number;

(3) the name and address of record of each Person who is a stockholder of the Company immediately prior to the Effective Time;

(4) the number of shares of Company Capital Stock of each class and series held by each such stockholder immediately prior to the Effective Time;

(5) the consideration that each such stockholder is entitled to receive pursuant to Section 1.4 (broken down by cash and number of shares of Parent Class A Common Stock);

(6) the (a) amount of cash and (b) number of shares of Parent Class A Common Stock to be contributed to the Escrow Fund with respect to the shares of Company Capital Stock held by each such stockholder, and the Equity Pro Rata Portion applicable to each such stockholder; and

(7) the total amount of Taxes to be withheld from the Merger Consideration that each holder of shares of Company Capital Stock immediately prior to the Effective Time is entitled to receive pursuant to Section 1.4.

(F) written resignations of all officers and directors of the Acquired Companies, effective as of the Effective Time;

(G) the Certificate of Merger, duly executed by the Company;

(H) a properly executed statement, dated as of the Closing Date, in accordance with Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and in a form reasonably acceptable to Parent, certifying that an interest in the Company is not a U.S. real property interest within the meaning of Code Section 897(c), together with the required notice to the IRS and written authorization for Parent to deliver such statement and notice to the IRS on behalf of the Company upon the Closing;

(I) written acknowledgments pursuant to which the Company’s outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of the Acquired Companies, or who is otherwise entitled to any compensation from the Acquired Companies, in connection with this Agreement, any of the transactions contemplated by this Agreement or otherwise (excluding separate representation of the Stockholders’ Agent), acknowledges: (i) the total amount of fees, costs and expenses of any nature that is payable or has been paid to such Person in connection with this Agreement and any of the transactions contemplated by this Agreement or otherwise; and (ii) that upon payment in full of such amount, it will not be owed any other amount by any of the Acquired Companies with respect to this Agreement, the transactions contemplated by this Agreement or otherwise;

(J) evidence to Parent as to the adoption by the board of directors of the Company of resolutions to terminate the following, or a representation in the certificate referenced in Section 1.2(c)(i)(A) that none of the following exist: (x) any Acquired Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code; and (y) any group severance, separation or salary continuation Acquired Company Employee Plans, programs or arrangements, in each case effective no later than the date immediately preceding the date of this Agreement;

(K) an investment representation statement in the form of Exhibit I (the “Investment Representation Letter”), signed by each holder of Company Capital Stock outstanding immediately prior to the Effective Time together with a duly filled questionnaire (the “Investor Questionnaire”), indicating that such holder is an “accredited investor” for purposes of the Securities Act of 1933, as amended (the “Securities Act”);

(L) a certificate, validly executed by the Chief Executive Officer of the Company, certifying the amount of Closing Date Net Working Capital and, based thereupon, the Working Capital Adjustment, calculated in accordance with the calculations and methodology used on Exhibit H (the “Working Capital Certificate”);

(M) either: (x) evidence reasonably satisfactory to Parent that any agreements, contracts or arrangements that may result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G of the Code and the Treasury Regulations thereunder (collectively, “Section 280G”) or that would be subject to an excise tax under Section 4999 of the Code have been approved by such number of stockholders of the Company as is required by the terms of Section 280G in order for such payments and benefits not to be deemed parachute payments under Section 280G, and that such approval has been obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and all applicable regulations (whether proposed or final) relating to Section 280G; (y) in the absence of such stockholder approval, a waiver in form and substance reasonably satisfactory to Parent, duly executed by each Person who might receive any such amount and/or benefit; or (z) confirmation in Part 2.14(c) of the Disclosure Schedule that there are no exceptions to Section 2.14(c);

(N) a legal opinion executed by Wilson Sonsini Goodrich & Rosati LLP in the form of Exhibit E; and

(ii) Parent shall deliver to the Stockholders’ Agent:

(A) the Escrow Agreement, duly executed by Parent and the Escrow Agent;

(B) the Offer Letters duly executed by Parent to each of the Major Stockholders; and

(C) evidence in form and substance satisfactory to Stockholders’ Agent that the adoption of this Agreement and the consummation of the transactions contemplated hereby shall have been duly approved by (1) the board of directors of Parent, (2) the board of directors and sole stockholder of Merger Sub I, and (3) the managers and sole member of Merger Sub II.

1.3 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

(a) the certificate of incorporation of the Interim Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

(b) the bylaws of the Interim Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub I as in effect immediately prior to the Effective Time;

(c) the directors of Merger Sub I immediately prior to the Effective Time shall be the directors of the Interim Surviving Corporation immediately after the Effective Time and the managers of the Surviving Entity immediately after the effective time of the Second Step Merger, each to hold the office of a director/manager of the Interim Surviving Corporation and the Surviving Entity, respectively, in accordance with the provisions of DGCL and the certificate of incorporation and bylaws of the Interim Surviving Corporation and the LLC Act and the Certificate of Formation and the Limited Liability Company Agreement of the Surviving Entity until their respective successors are duly elected and qualified;

(d) the officers of Merger Sub I immediately prior to the Effective Time shall be the officers of the Interim Surviving Corporation immediately after the Effective Time and the officers of the Surviving Entity after the effective time of the Second Step Merger, each to hold office in accordance with the provisions of the bylaws of the Interim Surviving Corporation and the Limited Liability Company Agreement of the Surviving Entity, respectively;

(e) the certificate of formation of Merger Sub II as in effect immediately prior to the effective time of the Second Step Merger shall be the certificate of formation of the Surviving Entity in the Second Step Merger until thereafter amended in accordance with the LLC Act and as provided in such certificate of formation; provided, however, that at the effective time of the Second Step Merger, Article I of such certificate of formation shall be amended and restated in its entirety to read as follows: “The name of this limited liability company is Eat24, LLC;” and

(f) the Limited Liability Company Agreement of Merger Sub II as in effect immediately prior to the effective time of the Second Step Merger shall be the Limited Liability Company Agreement of the Surviving Entity, until thereafter amended in accordance with the LLC Act and as provided in such Limited Liability Company Agreement; provided, however, that at the Effective Time, that the first sentence of paragraph 1 of the Limited Liability Company Agreement shall be amended and restated in its entirety to read as follows: “The name of the Company is Eat24, LLC.”

1.4 Conversion of Shares.

(a) Conversion. Subject to Section 1.5, at the Effective Time, by virtue of the First Step Merger and without any further action on the part of Parent, Merger Subs, the Company or any stockholder of the Company, each share of Company Capital Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive from Parent, following the surrender of the certificate representing such share of Company Capital Stock in accordance with Section 1.5, the following consideration:

(i) each share of Company Capital Stock owned by Parent, Merger Sub I, the Company or any direct or indirect wholly-owned subsidiary of Parent, Merger Sub I or the Company immediately prior to the Effective Time, if any, shall, by virtue of the First Step Merger, be canceled without payment of any consideration with respect thereto;

(ii) each share of Company Capital Stock outstanding immediately prior to the Effective Time (except for shares included in clause (i) above) shall be converted into the right to receive: (A) an amount in cash equal to the Per Share Amount; plus (B) the Common Fraction of a share of Parent Class A Common Stock; plus (C) the Per Share Cash Escrow Property, as and when such disbursements are required to be made plus (D) the Per Share Stock Escrow Property, as and when such disbursements are required to be made; and

(iii) each share of the common stock, par value $0.001 per share, of Merger Sub I outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Interim Surviving Corporation.

The amount of cash, if any, that each stockholder of the Company is entitled to receive for the shares of Company Capital Stock held by such stockholder shall be rounded to the nearest cent (with $0.005 being rounded upward) and computed after aggregating the cash amounts payable for all shares of each class and series of Company Capital Stock held by such stockholder.

(b) Definitions. For purposes of this Agreement:

(i) “Cash Value” shall mean $58,500,000, minus Company Debt, plus or minus the Working Capital Adjustment (as applicable based on such definition), minus the Acquired Company Transaction Expenses.

(ii) “Common Fraction” shall mean 1,094,221 divided by the Fully Diluted Company Share Number.

(iii) The “Escrow Cash” shall mean $16,500,000 deposited in the Escrow Fund.

(iv) The “Escrow Property” shall mean: (i) the Escrow Cash then held in the Escrow Fund, and (ii) the Escrow Shares then held in the Escrow Fund.

(v) The “Escrow Shares” shall mean 308,626 shares of Parent Class A Common Stock.

(vi) The “Fully Diluted Company Share Number” shall be the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time.

(vii) The “Per Share Amount” shall be determined by dividing: (A) the Cash Value; by (B) the Fully Diluted Company Share Number.

(viii) The “Per Share Cash Escrow Property” shall be determined by dividing: (A) any disbursements of Escrow Property in the form of cash required to be made from the Escrow Fund to the former holders of shares of Company Capital Stock (x) in accordance with the terms of the Escrow Agreement and (y) after taking into account any payments to be made pursuant to the Company’s Key Employee Retention Plan approved by the Company’s Board of Directors on February 4, 2015 (the “Key Employee Retention Plan”) and deducted from the Escrow Fund pursuant to Section 1.4(c)(iv), as and when such disbursements are required to be made; by (B) the Fully Diluted Company Share Number.

(ix) The “Per Share Stock Escrow Property” shall be determined by dividing: (A) any disbursements of Escrow Property in the form of Parent Class A Common Stock required to be made from the Escrow Fund to the former holders of shares of Company Capital Stock in accordance with the terms of the Escrow Agreement, as and when such disbursements are required to be made; by (B) the Fully Diluted Company Share Number.

(c) Escrow Contribution. Immediately following the Effective Time, Parent shall cause to be delivered to the Escrow Agent, as a contribution to the Escrow Fund on behalf of Company Stockholders and with respect to the shares of Company Capital Stock held by the stockholders immediately prior to the Effective Time, the Escrow Cash and the Escrow Shares. The Escrow Shares shall be issued in the name of the Escrow Agent, but shall be held on behalf of the Company Stockholders, who are the beneficial owners of the Escrow Shares and the Escrow Shares shall be reflected as issued and outstanding as of the date hereof in the books and records of Parent. The Escrow Fund: (i) shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement; (ii) shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any Person; (iii) shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement and (iv) shall be the source of funds for payments to be made pursuant to the Key Employee Retention Plan and all associated Taxes to be paid in connection with such payments (and Parent is authorized and permitted to instruct the Escrow Agent, pursuant to Section 3.7 of the Escrow Agreement, to make distributions from the cash portion of the Escrow Fund in respect of such payments and Taxes). The Company Stockholders shall be entitled to exercise the voting rights of the Escrow Shares transferred to the Escrow Fund and to receive dividends (if declared) with respect to such shares (other than non-taxable stock dividends, which shall be included as part of the Escrow Fund). Parent shall be treated as the owner of cash in the Escrow Fund for tax purposes until such funds are disbursed pursuant to this Agreement and the Escrow Agreement, and all interest on or other taxable income, if any, earned from the investment of such funds shall be treated for tax purposes as earned by Parent, subject to Parent’s right to receive tax distributions in respect of such taxable income as provided in the Escrow Agreement.

1.5 Exchange of Certificates.

(a) Closing Deliveries. At the Closing, the Company shall deliver certificates for shares of Company Capital Stock (“Company Stock Certificates”) representing all shares of Company Capital Stock outstanding as of the Closing, duly endorsed (or accompanied by duly executed stock powers) and letters of transmittal substantially the form of Exhibit G attached hereto (a “Letter of Transmittal”) executed by each holder of shares of Company Capital Stock as of the Closing. The Company Stock Certificates so delivered shall be canceled as of the Effective Time. From and after the Effective Time, each Company Stock Certificate which prior to the Effective Time represented shares of Company Capital Stock shall be deemed to represent only the right to receive the Merger Consideration, if any, payable with respect to such shares, and the holder of each such Company Stock Certificate shall cease to have any rights with respect to the shares of Company Capital Stock formerly represented thereby.

(b) Delivery of Merger Consideration. Promptly after the Effective Time, subject to receipt of the deliveries required pursuant to Section 1.5(a), Parent will deliver or, in the case of Parent Class A Common Stock, cause its transfer agent to deliver, to the holder of shares of Company Capital Stock as of the Closing: (a) by wire transfer to their respective accounts as specified in their Letters of Transmittal, the cash amounts to be paid to such holder at Closing pursuant to Section 1.4(a)(ii) and (b) by mail to their respective addresses as specified in their Letters of Transmittal, stock certificates representing the shares of Parent Class A Common Stock to be issued to such holder at Closing pursuant to Section 1.4(a)(ii)).

(c) No dividends or other distributions declared or made with respect to Parent Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.5 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

(d) No fractional shares of Parent Class A Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of shares of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Class A Common Stock (after aggregating all fractional shares of Parent Class A Common Stock issuable to such holder) shall, upon surrender of such holder’s Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the FMV of Parent Class A Common Stock.

(e) The shares of Parent Class A Common Stock to be issued in the Merger shall be characterized as “restricted securities” for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.”

(f) Stock Transfer Books. As of the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Entity, they shall be canceled and exchanged for the Merger Consideration, if any, payable with respect to such shares as provided for in Section 1.4. No interest shall accrue or be paid on any Merger Consideration payable upon the surrender of a Company Stock Certificate which immediately before the Effective Time represented outstanding shares of Company Capital Stock.

(g) Undistributed Payment Funds. Any portion of the Merger Consideration that remains undistributed to Company Stockholders as of the date that is one year after the date of this Agreement shall be delivered to Parent upon demand, and Company Stockholders who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.5 shall thereafter look only to Parent for satisfaction of their claims for the Merger Consideration payable with respect to the shares of Company Capital Stock previously represented by such Company Stock Certificates, without any interest thereon.

(h) Escheat. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any other Person shall be liable to any holder of shares of Company Capital Stock or to any other Person for any amount paid to a public official pursuant to applicable abandoned property law, escheat law or similar Legal Requirement. Any amounts remaining unclaimed by Company Stockholders shall, to the extent permitted by applicable Legal Requirements, become the property of Parent free and clear of any Encumbrance.

(i) Withholding. Each of the Payment Agent, Parent, the Interim Surviving Corporation and the Surviving Entity shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any security holder or former security holder of the Company such amounts as required to be deducted or withheld therefrom or in connection therewith under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement and shall pay over such amounts to the Governmental Body as required by any Legal Requirement. To the extent such amounts are so deducted or withheld and paid over, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.6 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity or Parent with full right, title and possession of and to all rights and property of the Merger Subs and the Company, the managers and officers of the Surviving Entity and Parent shall be fully authorized (in the name of Merger Subs, the Interim Surviving Corporation, the Surviving Entity, the Company and otherwise) to take such action.

1.7 Reorganization Status. Parent and the Surviving Entity shall report the Merger for income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, including the filing of the statement required by Treasury Regulations Section 1.368-3, unless otherwise required by a taxing authority pursuant to a “determination” within the meaning of Section 1313(a) of the Code; provided, however, even though it is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code and, subject to the proviso in the last sentence of this Section 1.7, no party hereto shall take any action, or fail to take any action, which could reasonably be expected to be inconsistent with such intent, the parties make no representations or warranties to each other or to any holder of Company Capital Stock that the Merger will qualify as a tax-free “reorganization” under the Code (except for Parent’s representations in Section 3.1 that Merger Sub I and Merger Sub II are wholly-owned subsidiaries of Parent). Parent agrees not to take any action, and will cause its affiliates not to take any action, which would reasonably be expected to cause the Merger to fail to qualify as a tax-free “reorganization,” provided, however, that the preceding covenant shall not be considered to be violated by actions of Parent or its affiliates contemplated under this Agreement.

2. Representations and Warranties of the Company

The Company represents and warrants, to and for the benefit of the Indemnitees, except as set forth in the Disclosure Schedule, as follows:

2.1 Due Organization; Subsidiaries; Etc.

(a) Organization. Each of the Acquired Companies has been duly organized, and is validly existing and in good standing (to the extent that the laws of the jurisdiction of its formation recognize the concept of good standing), under the laws of the jurisdiction of its formation. Each of the Acquired Companies has all corporate or other organizational power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts to which it is a party or by which it is bound.

(b) Qualification. Each of the Acquired Companies is qualified, licensed or admitted to do business as a foreign corporation, and is in good standing (to the extent that the applicable jurisdiction recognizes the concept of good standing), under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification, license or admission and where the failure to be so qualified, licensed or admitted would have a Material Adverse Effect. Part 2.1(b) of the Disclosure Schedule accurately sets forth each jurisdiction where an Acquired Company is qualified, licensed and admitted to do business.

(c) Directors and Officers. Part 2.1(c) of the Disclosure Schedule accurately sets forth: (i) the names of the members of the board of directors (or similar body) of each of the Acquired Companies; (ii) the names of the members of each committee of the board of directors (or similar body) of each of the Acquired Companies; and (iii) the names and titles of the officers of each of the Acquired Companies.

(d) Subsidiaries. The Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed, nor is obligated, to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any Entity.

(e) Name. The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

2.2 Charter Documents; Records. The Company has made available to Parent accurate and complete copies of: (a) the certificate of incorporation and bylaws, memorandum of association and articles of association or equivalent governing documents, including all amendments thereto, of each of the Acquired Companies (the “Charter Documents”); (b) the stock or share records of each of the Acquired Companies; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders or members, the board of directors (or other similar body) and all committees of the board of directors (or other similar body) of each of the Acquired Companies, which minutes or other records contain a complete summary of all meetings of directors, stockholders and members, and all actions taken thereat or by written consent. All actions taken and all transactions entered into by each of the Acquired Companies have been duly approved by all necessary action of the board of directors (or other similar body) and stockholders of each of the Acquired Companies if such approval was required. There has been no violation of any of the provisions of the Charter Documents of any of the Acquired Companies, and no Acquired Company has taken any action that is inconsistent in any material respect with any resolution adopted by such Acquired Company’s stockholders or members, board of directors (or other similar body) or any committee of the board of directors (or other similar body). The books of account, stock records, minute books and other records of each of the Acquired Companies are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

2.3 Capitalization.

(a) Outstanding Securities. The authorized capital stock of the Company consists of (i)15,000,000 shares of Company Common Stock, of which 1,500,000 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Company Preferred Stock, ,none of which are issued and outstanding as of the date of this Agreement. There are no shares of capital stock held in the Company’s treasury. The Company has never declared or paid any dividends on any shares of Company Capital Stock. Part 2.3(a) of the Disclosure Schedule sets forth the names of the Company’s stockholders, the addresses of the Company’s stockholders and the class, series and number of shares of Company Capital Stock owned of record by each of such stockholders. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option, forfeiture provision or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

(b) No Other Securities. Except as set forth in Part 2.3(a) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any shares of Company Capital Stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Company Capital Stock (or cash based on the value of such shares) or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of Company Capital Stock or any other securities, including any promise or commitment to grant Company Options or other securities of the Company to an employee of or other service provider to any of the Acquired Companies; or (iv) condition or circumstance created by the Company that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Company Capital Stock or other securities of the Company. As of the Effective Time, there will be no outstanding options, warrants, convertible notes or other rights to purchase shares of Company Capital Stock.

(c) Legal Issuance. All outstanding shares of Company Capital Stock and all other securities that have ever been issued or granted by the Company have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in all applicable Contracts. None of the outstanding shares of Company Capital Stock were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company. Part 2.3(c) of the Disclosure Schedule accurately identifies each Acquired Company Contract relating to any securities of any of the Acquired Companies that contains any information rights, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing.

(d) Repurchased Shares. Part 2.3(d) of the Disclosure Schedule accurately sets forth with respect to any shares of capital stock ever repurchased or redeemed by the Company: (i) the name of the seller of such shares; (ii) the number, class and series of shares repurchased or redeemed; (iii) the date of such repurchase or redemption; and (iv) the price paid by the Company for such shares. All shares of capital stock of the Company ever repurchased or redeemed by the Company were repurchased or redeemed in compliance with: (A) all applicable securities laws and other applicable Legal Requirements; and (B) all requirements set forth in all applicable Contracts.

(e) Allocation. The allocation of the Merger Consideration set forth in Sections 1.4 and 1.5 and in the Merger Consideration Certificate complies with all applicable Legal Requirements, the Company’s Charter Documents and all other plans and Contracts to which the Company is party to or by which the Company is bound.

(f) Subsidiary Shares. All of the shares of each of the Subsidiaries of the Company are owned by the Company free and clear of any Encumbrance. The outstanding shares of the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable securities laws and other applicable Legal Requirements and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of such Subsidiaries. There are no options, warrants or other rights outstanding to subscribe for or purchase any shares or other securities of the Subsidiaries of the Company and such Subsidiaries are not subject to any Contract or court or administrative Order under which any of such Subsidiaries is or may become obligated to sell or otherwise issue any shares or other securities. There are no preemptive rights applicable to any shares of any of the Subsidiaries of the Company. None of the Subsidiaries of the Company have the right to vote on or approve or object to the Merger or any of the other transactions contemplated by this Agreement.

2.4 Financial Statements and Related Information.

(a) Delivery of Financial Statements. The Company has delivered to Parent complete copies of the following financial statements and notes (collectively, the “Company Financial Statements”): the audited consolidated balance sheets of the Acquired Companies as of December 31, 2013 and December 31, 2014 (the “Balance Sheet Date,” and the audited balance sheet of the Acquired Companies as of such date, the “Balance Sheet”), and the related audited consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the years ended December 31, 2013 and December 31, 2014, together with the notes thereto.

(b) Fair Presentation. The Company Financial Statements present fairly the financial position of the Acquired Companies as of the respective dates thereof and the results of operations and cash flows of the Acquired Companies for the periods covered thereby, in each case, in conformity with GAAP applied on a consistent basis throughout the periods covered. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered.

(c) Internal Controls. The books, records and accounts of the Acquired Companies accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Acquired Companies. The systems of internal accounting controls maintained by the Acquired Companies, while not sufficient for a publicly traded company (it being acknowledged that Parent will likely put in additional systems of internal accounting controls), are designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Part 2.4(c) of the Disclosure Schedule lists, and the Company has delivered to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

2.5 Liabilities.

(a) No Liabilities. None of the Acquired Companies has any accrued, contingent or other Liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (i) Liabilities identified as such in the “liabilities” column of the Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by an Acquired Company since the Balance Sheet Date in the ordinary course of business and consistent with such Acquired Company’s past practices; (iii) Liabilities under the Acquired Company Contracts that are expressly set forth in and identifiable by reference to the text of such Acquired Company Contracts; (iv) Acquired Company Transaction Expenses; and (v) the Liabilities identified in Part 2.5(a) of the Disclosure Schedule.

(b) Accounts Payable. Part 2.5(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of: (i) all accounts payable of each of the Acquired Companies as of the date of this Agreement; and (ii) all notes payable of each of the Acquired Companies and all other indebtedness of each of the Acquired Companies for borrowed money as of the date of this Agreement.

(c) No “Off-Balance Sheet” Arrangements. None of the Acquired Companies has ever effected or otherwise been involved in any “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended). Without limiting the generality of the foregoing, none of the Acquired Companies has ever guaranteed any debt or other obligation of any other Person.

2.6 Absence of Changes. Except as set forth in Part 2.6 of the Disclosure Schedule, since the Balance Sheet Date:

(a) there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, will or would reasonably be expected to have or result in a Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Acquired Companies’ material assets (whether or not covered by insurance);

(c) none of the Acquired Companies has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of their respective capital stock or other securities, and none of the Acquired Companies has repurchased, redeemed or otherwise reacquired any of their respective shares of capital stock or other securities;

(d) none of the Acquired Companies has sold, issued, granted or authorized the sale, issuance or grant of: (i) any capital stock or other security; (ii) any option, call, warrant or right to acquire any capital stock or other security; or (iii) any instrument convertible into or exchangeable for any capital stock (or cash based on the value of such capital stock) or other security;

(e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any restricted stock agreement;

(f) there has been no amendment to any of the Charter Documents of any of the Acquired Companies, and none of the Acquired Companies has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g) none of the Acquired Companies has made any capital expenditure which, when added to all other capital expenditures made on behalf of such respective Acquired Company, exceeds US $50,000;

(h) none of the Acquired Companies has amended or prematurely terminated, or waived any material right or remedy under, any Contract that is or would constitute a Material Contract (as defined in Section 2.11(a));

(i) none of the Acquired Companies has: (i) acquired, leased or licensed any right or other asset from any other Person: (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person; or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices of the Acquired Companies;

(j) none of the Acquired Companies has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of US $1,000 with respect to a single matter, or in excess of US $25,000 in the aggregate;

(k) none of the Acquired Companies has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with such Acquired Company’s past practices;

(l) none of the Acquired Companies has: (i) lent money to any Person (other than pursuant to routine and reasonable travel advances made to current employees of the Acquired Companies in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money;

(m) none of the Acquired Companies has: (i) established, adopted or amended any Acquired Company Employee Plan; (ii) made any bonus, profit-sharing or similar payment to, or increased the amount of wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to, any of its directors, officers or employees; or (iii) other than with respect to non-officer employees and in the ordinary course of business and consistent with past practices, hired any new employee;

(n) none of the Acquired Companies has changed any of its methods of accounting or accounting practices in any respect;

(o) none of the Acquired Companies has made or changed any Tax election, adopted or changed a material accounting method in respect of Taxes, entered into a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settled or comprised a claim, notice, audit report or assessment in respect of Taxes, or consented to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of Taxes;

(p) none of the Acquired Companies has commenced or settled any Legal Proceeding;

(q) none of the Acquired Companies has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

(r) none of the Acquired Companies has agreed or committed to take any of the actions referred to in clauses “(c)” through “(q)” above.

2.7 Title to Assets.

(a) Good Title. This Section 2.7 only applies to real property and tangible assets owned by any Acquired Company and not to Intellectual Property or Intellectual Property Rights, for which representations and warranties are solely as set forth in Section 2.10 below. Each of the Acquired Companies owns, and has good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the Balance Sheet except assets used, consumed or written off as obsolete since the Balance Sheet Date in the ordinary course of business consistent with past practice; (ii) all assets referred to in Part 2.10(a) of the Disclosure Schedule and all of the rights of the Acquired Companies under the Contracts identified in Part 2.11(a) of the Disclosure Schedule; and (iii) all other assets reflected in the books and records of the Acquired Companies as being owned by the Acquired Companies. All of said assets are owned by the Acquired Companies free and clear of any liens or other Encumbrances, except for: (A) any lien for current Taxes not yet due and payable; (B) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Companies; and (C) mechanics’, materialman’s, supplier’s, and landlord liens that do not reflect delinquent payments by the Acquired Companies.

(b) Leased Assets. Part 2.7(b) of the Disclosure Schedule identifies all assets that are material to the business of any of the Acquired Companies and that are being leased to any of the Acquired Companies for which the annual rental payment for each such asset exceeds US $50,000.

2.8 Bank Accounts.

(a) Part 2.8(a) of the Disclosure Schedule provides the following information with respect to each account maintained by or for the benefit of any of the Acquired Companies at any bank or other financial institution: (a) the name of the bank or other financial institution at which such account is maintained; (b) the account number; (c) the type of account; and (d) the names of all Persons who are authorized to sign checks or other documents with respect to such account.

(b) Part 2.8(b) of the Disclosure Schedule lists all of the accounts receivable of each of the Acquired Companies as of the date of this Agreement, including an aging by customer. All such accounts receivable, whether billed or unbilled, of each of the Acquired Companies arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, to the Knowledge of the Company are not subject to any valid set-off or counterclaim, do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis and are not subject to any other repurchase or return arrangement. No Person has any Encumbrance on any accounts receivable of any of the Acquired Companies. No request or agreement for deduction or discount has been made with respect to any accounts receivable of any of the Acquired Companies other than those made in the ordinary course of business.

(c) Part 2.8(c) of the Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by each of the Acquired Companies to any employee, director, consultant or individual independent contractor, other than routine travel advances made to employees in the ordinary course of business.

2.9 Equipment; Real Property.

(a) Equipment. All material items of equipment, fixtures and other tangible assets owned by or leased to any of the Acquired Companies or currently used in the operation of the business of any of the Acquired Companies are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted), are maintained in a reasonably prudent manner, and are adequate for the conduct of each of the Acquired Companies’ respective businesses in the manner in which such businesses are currently being conducted.

(b) Real Property. The Acquired Companies do not own any real property or any interest in real property, except for the leasehold interests created under the real property leases identified in Part 2.9(b) of the Disclosure Schedule.

2.10 Intellectual Property.

(a) Registered IP. Part 2.10(a) of the Disclosure Schedule accurately identifies: (i) each item of Registered IP in which the Company has or purports to have an ownership or security interest of any nature (whether exclusively, jointly with another Person or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest. The Company has made available to Parent complete and accurate copies of all applications, correspondence with any Governmental Body and other nonprivileged material documents related to each such item of Registered IP. Each aforementioned item of Registered IP is in compliance with all Legal Requirements, and all filings, payments and other actions required to be made or taken to maintain each of those items of Registered IP in full force and effect have been made by the applicable deadline.

(b) Inbound Licenses. Part 2.10(b) of the Disclosure Schedule accurately identifies: (i) each Contract pursuant to which any Intellectual Property Right is or has been licensed, sold, assigned or otherwise conveyed or provided to any Acquired Company (other than: (A) agreements between the Acquired Company and its employees in the Acquired Company’s standard form thereof; (B) non-exclusive licenses to third party software that is not incorporated into, or used in the development, testing, distribution, maintenance or support of, any Acquired Company Software (as defined below) and that is not otherwise material to the Acquired Company’s business); and (C) non-exclusive licenses to third party software that (1) not incorporated into, or used in the development, testing, distribution, maintenance or support of, any Acquired Company Software (as defined below) and that is not otherwise material to the Acquired Company’s business, and (2) is licensed under a “shrink-wrap,” “click-through” or other form of end user license agreement and is generally commercially available for a license fee of no more than $25,000; and (D) non-disclosure, evaluation and confidentiality agreements that are entered into in the ordinary course of business); and (ii) whether the licenses or rights granted to the Acquired Company in each such Contract are exclusive or non-exclusive.

(c) Outbound Licenses. Part 2.10(c) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable and including a right to receive a license) or interest in, any Acquired Company IP other than: (A) agreements between the Acquired Company and a third party pursuant to a standard form Acquired Company IP Contract that has been made available to Parent; and (B) non-disclosure, evaluation and confidentiality agreements that do not differ in any substantive way from any standard form Company agreement that has been made available to Parent. No Acquired Company is bound by, and no Acquired Company IP is subject to, any Contract containing any covenant or other provision (other than a nonexclusive license) that limits or restricts the ability of any Acquired Company to use, exploit, assert or enforce any Acquired Company IP anywhere in the world.

(d) Royalty Obligations. Part 2.10(d) of the Disclosure Schedule contains a complete and accurate list of all Acquired Company Contracts that require an Acquired Company to pay royalties, fees, commissions and or other similar amounts to any other Person (other than sales commissions paid to employees, agents or contractors according to the Acquired Company’s standard commissions plan) upon or for the use, license, or distribution of any Acquired Company IP.

(e) Standard Form IP Agreements. The Company has made available to Parent a complete and accurate copy of each standard form of Acquired Company IP Contract currently (or, previously, if the previous form differed in any substantive way) used by any of the Acquired Companies which may include a standard form of: (i) end user license agreement; (ii) development agreement; (iii) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (iv) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) confidentiality or nondisclosure agreement; or (vi) Acquired Company User Agreement. Part 2.10(e) of the Disclosure Schedule accurately identifies each Acquired Company IP Contract that deviates in any material respect from the corresponding standard form agreement delivered to Parent, including any agreement with an employee, consultant or independent contractor in which the employee, consultant or independent contractor expressly reserved or retained any Intellectual Property Rights related to any Acquired Company’s business, research or development.

(f) Ownership Free and Clear. The Acquired Companies exclusively own all right, title and interest to and in the Acquired Company IP (other than Intellectual Property Rights exclusively licensed to any of the Acquired Companies, as identified in Part 2.10(b) of the Disclosure Schedule) free and clear of any Encumbrances. Without limiting the generality of the foregoing:

(i) all documents and instruments necessary to establish, perfect, and maintain the rights of any Acquired Company in the Registered IP in order to avoid abandonment have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body.

(ii) each Acquired Company Employee and each individual independent contractor of any of the Acquired Companies who is or was involved in the creation or development of any Acquired Company IP has signed an enforceable agreement containing an irrevocable assignment (with no rights of reversion or rescission) of Intellectual Property Rights pertaining to such Acquired Company IP, for the full term of those Intellectual Property Rights, to an Acquired Company and confidentiality provisions protecting the Acquired Company IP;

(iii) each Acquired Company has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary trade secret information pertaining to the Acquired Companies other than with regard to proprietary information for which Company has decided to disclose in Registered IP; and

(iv) the Acquired Companies own or otherwise have sufficient rights in, and immediately after the Closing the Surviving Corporation and its Subsidiaries will continue to own or otherwise have sufficient rights in, all Intellectual Property Rights needed to conduct the business of the Acquired Companies as currently conducted.

(g) Valid and Enforceable. None of the issued Registered IP is invalid or unenforceable. Without limiting the generality of the foregoing:

(i) no trademark or trade name used by an Acquired Company conflicts or interferes with any trademark or trade name owned, used or applied for by any other Person, and each Acquired Company has taken reasonable steps to police the use of its trademarks;

(ii) Part 2.10(g)(ii) of the Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain such item of Registered IP in full force and effect; and

(iii) no interference, opposition, reissue, reexamination or other Legal Proceeding (other than a Legal Proceeding brought by a Governmental Body in the ordinary course of prosecution or registration of Registered IP) is pending or, threatened in writing (or, to the Knowledge of the Company, not in writing), in which the scope, validity or enforceability of any Registered IP is being contested or challenged. To the Knowledge of the Company, there is no basis for a claim that any Acquired Company IP is invalid or unenforceable.

(h) No Third Party Infringement of Acquired Company IP. To The Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Acquired Company IP. Part 2.10(h) of the Disclosure Schedule accurately identifies (and the Company has made available to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent by or to any Acquired Company or any representative of any Acquired Company to any Person regarding any actual, alleged or suspected infringement or misappropriation of any Acquired Company IP.

(i) Effects of This Transaction. Neither the execution, delivery or performance of this Agreement or any other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreement will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Acquired Company IP; (ii) a breach of or default under any Acquired Company IP Contract; (iii) the release, disclosure or delivery of any Acquired Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Acquired Company IP.

(j) No Infringement of Third Party IP Rights. No Acquired Company has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated or made unlawful use of any Intellectual Property Right of any other Person. No Acquired Company Software infringes, based on the operation of the Company through the Closing Date, violates or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. Without limiting the generality of the foregoing:

(i) no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the Knowledge of the Company, threatened against any Acquired Company or against any other Person to the extent any Acquired Company has an obligation to indemnify such Person;

(ii) no Acquired Company has ever received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or violation by any Acquired Company, any Acquired Company Employee or agents of any Acquired Company of any Intellectual Property Rights of another Person, including any letter or other written communication suggesting or offering that any Acquired Company obtain a license to any Intellectual Property Right of another Person; and

(iii) no Acquired Company is bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation or similar claim (other than indemnification provisions in the Acquired Companies’ standard forms of Acquired Company IP Contracts).

(k) No Harmful Code. None of the software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by any Acquired Company (collectively, “Acquired Company Software”) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(l) Source Code. No source code for any Acquired Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not an employee, consultant or contractor of an Acquired Company. No Acquired Company has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Acquired Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will result in the delivery, license or disclosure of the source code for any Acquired Company Software to any other Person.

(m) Use of Open Source Code. Part 2.10(m) of the Disclosure Schedule accurately identifies and describes: (i) each item of Open Source Code that is contained in, distributed with or used in the development of the Acquired Company Software or from which any part of any Acquired Company Software is derived; (ii) the applicable license terms for each such item of Open Source Code; and (iii) the Acquired Company Software to which each such item of Open Source Code relates. Except as expressly stated in Part 2.10(m) of the Disclosure Schedule, no Acquired Company has used, licensed, distributed, incorporated into other code, or modified Open Source Code in any manner that would, with respect to any Acquired Company Software: (i) impose or would impose a requirement or condition that any Acquired Company Software or part thereof: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making modifications or derivative works; or (C) be redistributable at no charge; or (ii) otherwise impose or would impose any other material limitation, restriction, or condition on the right or ability of any Acquired Company to use or distribute any Acquired Company Software.

(n) Privacy Policies. Part 2.10(n) of the Disclosure Schedule contains each Acquired Company Privacy Policy in effect at any time and identifies, with respect to each Acquired Company Privacy Policy: (i) the period of time during which such privacy policy was or has been in effect; (ii) whether the terms of a later Acquired Company Privacy Policy apply to the data or information collected under such privacy policy; and (iii) if applicable, the mechanism (such as opt-in, opt-out or notice only) used to apply a later Acquired Company Privacy Policy to data or information previously collected under such privacy policy. Each Acquired Company Privacy Policy hereof: (i) is incorporated into the applicable Acquired Company User Agreement, (ii) states that User Data and Personal Data may be transferred in a merger, acquisition, reorganization, or sale of assets, (iii) states that User Data and Personal Data may be transferred to the United States for processing, and (iv) states how User Data and Personal Data is collected by any Acquired Company Web Site or any Acquired Company Software. Each Acquired Company requires each user of the Acquired Company Web Site and Acquired Company Software to agree and consent to the applicable Acquired Company Privacy Policy. Each Acquired Company and the Acquired Company Software has complied at all times and in all material respects with all of the Acquired Company Privacy Policies and with all applicable Legal Requirements and Acquired Company commitments pertaining to User Data and Personal Data. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements, nor Parent’s possession or use of the User Data and Personal Data, will result in any violation of any Acquired Company Privacy Policy or any Legal Requirement pertaining to User Data or Personal Data.

(o) Personal Data. Part 2.10(c) of the Disclosure Schedule identifies and describes each distinct electronic or other database containing (in whole or in part) Personal Data maintained by or for any Acquired Company at any time (the “Acquired Company Databases”), and the types of Personal Data in each such database. No breach or violation of any Acquired Company security policy has occurred or, is threatened, and there has been no unauthorized or illegal use of or access to any of the data or information in any of the Acquired Company Databases.

(p) Preformation Activities for the Acquired Companies. During the period prior to formation of any of the Acquired Companies, no Person infringed, misappropriated or otherwise violated any Intellectual Property Right of a third Party or breached any contractual obligation in undertaking activities that benefited any Acquired Company or contributed in any way to the creation of any Acquired Company IP.

2.11 Contracts.

(a) List of Contracts. Part 2.11(a) of the Disclosure Schedule accurately identifies:

(i) (A) each Acquired Company Contract relating to the employment of, or the performance of services by, any Acquired Company Employee (other than “at will” employment agreements entered into in the ordinary course of business on the Company’s standard form of offer letter in the form made available to Parent without any material deviation thereto); (B) any Acquired Company Contract pursuant to which any of the Acquired Companies is or may become obligated to make any severance, termination or similar payment to any Acquired Company Employee (other than post-termination benefits continuation coverage required by applicable Legal Requirements); and (C) any Acquired Company Contract pursuant to which any of the Acquired Companies is or may become obligated to make any bonus or similar payment (other than payment in respect of salary) to any Acquired Company Employee;

(ii) each Acquired Company Contract which provides for indemnification of any officer, director, employee or agent;

(iii) each Acquired Company Contract relating to the voting and any other rights or obligations of a stockholder of any of the Acquired Companies;

(iv) each Acquired Company Contract relating to the merger, consolidation, reorganization or any similar transaction with respect to any of the Acquired Companies;

(v) each Acquired Company Contract relating to the acquisition, transfer, development or sharing of any technology, Intellectual Property or Intellectual Property Right (including any joint development agreement, technical collaboration agreement or similar agreement entered into by any of the Acquired Companies) (other than those under a standard form of Acquired Company IP Contact made available to Parent without material deviation under which any Acquired Company retains sole ownership of the Intellectual Property or Intellectual Property Right developed under such agreement);

(vi) each Acquired Company Contract relating to the license of any patent, copyright, trade secret or other Intellectual Property or Intellectual Property Right to or from any of the Acquired Companies (other than: (A) agreements between the Acquired Company and a third party pursuant to a standard form Acquired Company IP Contract made available to Parent without material deviation; and (B) non-disclosure, evaluation and confidentiality agreements that are entered into in the ordinary course of business);

(vii) each Acquired Company Contract relating to the hosting of any website of any Acquired Company;

(viii) each Acquired Company Contract relating to the advertising or promotion of the business of any of the Acquired Companies or pursuant to which any third parties advertise on any websites operated by any of the Acquired Companies;

(ix) each Acquired Company Contract relating to the acquisition, sale, spin-off or outsourcing of any Subsidiary or business unit or operation of any of the Acquired Companies;

(x) each Acquired Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(xi) each real estate lease of any of the Acquired Companies;

(xii) each Acquired Company Contract imposing any restriction on any of the Acquired Companies: (A) to compete with or solicit any customer of, any other Person; (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or individual independent contractor; or (D) to develop or distribute any technology;

(xiii) each Acquired Company Contract: (A) granting exclusive rights to license, market, sell or deliver any of the products or services of the Acquired Companies or of users of any marketplace, website or service of any of the Acquired Companies; or (B) otherwise contemplating an exclusive relationship between any Acquired Company and any other Person;

(xiv) each Acquired Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

(xv) each Acquired Company Contract regarding the acquisition, issuance or transfer of any securities, including the provision of any right of first negotiation, right of first refusal, or similar right, and each Acquired Company Contract affecting or dealing with any securities of any of the Acquired Companies including any restricted share agreements or escrow agreements;

(xvi) each Acquired Company Contract involving any loan, guaranty, pledge, performance or completion bond or indemnity or surety arrangement, or any similar obligation;

(xvii) each Acquired Company Contract relating to the purchase or sale of any asset by or to, or the performance of any services by or for, any Related Party;

(xviii) each Acquired Company Contract relating to any liquidation or dissolution of any Acquired Company;

(xix) any Acquired Company Contract that contemplates or involves: (A) the payment or delivery of cash or other consideration by any Acquired Company in an amount or having a value in excess of US $10,000 individually; or (B) the performance of services having a value in excess of US $10,000 individually; and

(xx) any other Acquired Company Contract that was entered into outside the ordinary course of business or was inconsistent with the past practices of any of the Acquired Companies that is material to the operation or business of the Acquired Companies.

(Contracts in the respective categories described in clauses “(i)” through “(xx)” above and all Contracts identified, or required to be identified, in Part 2.11(a) of the Disclosure Schedule are referred to in this Agreement as “Material Contracts.”)

(b) Delivery of Contracts. The Company has made available to Parent accurate and complete copies of all written Material Contracts identified in Part 2.11(a) of the Disclosure Schedule, including all amendments thereto. Part 2.11(b) of the Disclosure Schedule provides an accurate and complete description of the material terms of each Material Contract that is not in written form. Each Contract identified in Part 2.11(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the respective Acquired Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has made available to Parent an accurate and complete copy of each standard form of Acquired Company Contract to be used with any business that sells food through the Company and identifies on Schedule 2.11(b) of the Disclosure Schedule any Acquired Company Contract with any business that sells food through the Company that deviates in any material respect from that standard form.

(c) No Breach. Except as set forth in Part 2.11(c) of the Disclosure Schedule: (i) none of the Acquired Companies has violated or breached, or committed any default under, any Acquired Company Contract, which remains uncured, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Company Contract which remains uncured; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Acquired Company Contract; (B) give any Person the right to declare a default or exercise any remedy under any Acquired Company Contract; (C) give any Person the right to accelerate the maturity or performance of any Acquired Company Contract; (D) give any Person the right to receive or require a replacement, refund, rebate, chargeback, penalty or change in delivery schedule under any Acquired Company Contract; or (E) give any Person the right to cancel, terminate or modify any Acquired Company Contract; (iii) since January 1, 2013, none of the Acquired Companies has received any written notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Company Contract; and (iv) since January 1, 2013, none of the Acquired Companies has waived any of its respective material rights under any Acquired Company Contract.

(d) No Renegotiation. No Person has a contractual right pursuant to the terms of any Acquired Company Contract to renegotiate any amount paid or payable to the respective Acquired Company under any Material Contract or any other material term or provision of any Material Contract.

(e) Proposed Contracts. Part 2.11(e) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any offer, award, written proposal, term sheet or similar document, in each case that would contain binding obligations of any Acquired Company if accepted by the recipient, has been submitted by the Company (other than Acquired Company User Agreements).

(f) User Agreements. Part 2.10(f) of the Disclosure Schedule contains each Acquired Company User Agreement in effect at any time and identifies, with respect to each Acquired Company User Agreement, the period of time during which such Acquired Company User Agreement was or has been in effect. Each Acquired Company User Agreement: (i) is binding and enforceable with respect to each and every user of each Acquired Company Web Site and Acquired Company Software, (ii) is fully assignable by the Acquired Company, and (iii) includes an indemnity from the user for any content linked or provided by the user.

2.12 Compliance with Legal Requirements. Each of the Acquired Companies is, and has at all times been, in compliance in all material respects with each Legal Requirement that is applicable to it, to the conduct of its business, to the ownership of its assets, or the distribution of Acquired Company Software. No event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a violation by the any of the Acquired Companies of, or a failure on the part of any of the Acquired Companies to comply with, any Legal Requirement in any material respect. Except as set forth in Part 2.12 of the Disclosure Schedule, since January 1, 2011, none of the Acquired Companies has received any written notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.13 Governmental Authorizations; No Subsidies.

(a) Governmental Authorizations. Part 2.13(a) of the Disclosure Schedule identifies each Governmental Authorization held by the Acquired Companies that is material to the operation of the Acquired Companies, and the Company has made available to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13(a) of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13(a) of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the respective Acquired Company to conduct its business in the manner in which its business is currently being conducted. Each of the Acquired Companies is, and has at all times been, in compliance in all material respects with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13(a) of the Disclosure Schedule. No Acquired Company has received any written notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Companies to design, manufacture, license, offer or sell any of its products or services.

(b) No Subsidies. None of the Acquired Companies possesses (or has ever possessed) or has any rights or interests with respect to (or has ever had any rights or interests with respect to) any grants, incentives or subsidies from any Governmental Body.

(c) Certain Business Practices. None of the Acquired Companies has, and, to the Knowledge of the Company, no director, officer, agent or employee of any of the Acquired Companies has, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) taken any action that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, if the Acquired Companies were publicly held.

2.14 Tax Matters.

(a) Tax Returns and Payments. All income and other material Tax Returns required to be filed by or on behalf of the Acquired Companies (the “Acquired Company Returns”) have been timely and properly filed and are true, accurate and complete in all material respects, provided that, for the avoidance of doubt, Forms 1099-K shall be considered material Tax Returns. All Taxes of the Acquired Companies that are or have been due and payable have been timely and properly paid. All Taxes required to be withheld by the Acquired Companies have been properly and timely withheld and remitted. The Company has delivered to Parent accurate and complete copies of all income and material Tax Returns filed by the Acquired Companies. Part 2.14(a) of the Disclosure Schedule lists each jurisdiction in which any Acquired Company is required to file a Tax Return. No claim has ever been made by an authority in a jurisdiction where the Acquired Companies do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company Financial Statements properly and adequately accrue or reserve for Tax liabilities as of the Balance Sheet Date in accordance with GAAP.

(b) Audits; Claims. No Acquired Company has received from any Governmental Body any: (i) written notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) written notice of deficiency or proposed Tax adjustment, in each case, relating to a matter of Tax that has not been settled or otherwise resolved. No extension or waiver of the limitation period applicable to any Tax Returns has been granted by or requested from an Acquired Company with respect to a Tax Return that has not already been filed. No claim or Legal Proceeding is pending or threatened against any Acquired Company in respect of any Tax. There are no liens for Taxes upon any of the assets of each of the Acquired Companies except liens for current Taxes not yet due and payable (and for which there are adequate accruals, in accordance with GAAP).

(c) Parachute Payments. No Acquired Company is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provisions of state, local or foreign Tax law).

(d) Items Affecting Post-Closing Tax Periods; Etc. No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale or prepaid amount in each case executed, made or received prior to the Effective Time. No Acquired Company is a party to or bound by any Tax allocation or sharing agreement executed prior to the Effective Time. No Acquired Company has ever been a member of an affiliated group other than a group for which the Company is the common parent.

(e) Distributed Stock. No Acquired Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(f) Tax Holidays. Part 2.14(f) of the Disclosure Schedule sets forth all Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements applicable to any of the Acquired Companies. Each Acquired Company has made available to the Parent all documentation relating to such Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements. Each Acquired Company is in compliance with the requirements for any such Tax exemption, Tax holiday or other Tax reduction agreement or arrangement and, to the Knowledge of the Company, none of the Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements will be jeopardized by the transaction contemplated in this Agreement.

(g) Section 481. No Acquired Company is currently, nor for any period for which a Tax Return has not been filed will be, required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code (or any comparable provision under state, local or foreign Tax laws) as a result of transactions, events or accounting methods employed prior to the Merger.

(h) Section 6662. Each Acquired Company has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which would result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign law).

(i) Tax Shelters. No Acquired Company has consummated or participated in, or is currently participating in any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. Each Acquired Company has not participated in, and is not currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.

(j) Section 1.1502-6. No Acquired Company has any Liability for the Taxes of any Person (other than another Acquired Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by Contract or otherwise.

(k) Section 1503. No Acquired Company has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

(l) Foreign Tax. Each Acquired Company has in its possession official foreign government receipts for any Taxes paid by it to any foreign Tax Authorities. No Acquired Company has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

(m) Section 897. No Acquired Company is or has ever been a “United States real property holding corporation” within the meaning of Section 897 of the Code, and each Acquired Company has filed with the Internal Revenue Service all statements, if any, which are required under Section 1.897-2(h) of the Treasury Regulations.

(n) Tax Withholding. Each Acquired Company has complied with all applicable Legal Requirements relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), has, within the time and in the manner prescribed by law, withheld from employee wages or consulting compensation and timely paid over to the proper governmental authorities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Legal Requirements, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and has timely filed all withholding Tax Returns, for all periods.

(o) Indebtedness. None of the outstanding indebtedness of any Acquired Company constitutes indebtedness with respect to which any interest deductions may be disallowed under Section 163(i), Section 163(l) or Section 279 of the Code or under any other provision of applicable Legal Requirements.

(p) Section 162(m). There is no Acquired Company Contract covering any Acquired Company Employee that, considered individually or considered collectively with any other such Acquired Company Contracts, will, or would reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under Section 162(m) of the Code (or any corresponding or similar provision of state, local or foreign Tax Legal Requirements).

2.15 Employee and Labor Matters; Benefit Plans.

(a) Employee List. Part 2.15(a) of the Disclosure Schedule contains a list of all current employees of the Acquired Companies as of the date of this Agreement, and correctly reflects: (i) their dates of employment; (ii) their job title; (iii) their rate of pay or annual salary; (iv) any other compensation payable to them (including housing allowances, transportation allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation); (v) their visa status; (vi) their current paid time off eligibility; (vii) each Acquired Company Employee Plan in which they participate or are eligible to participate; and (viii) any promises made to them with respect to changes or additions to their compensation or benefits. None of the Acquired Companies is, and none of the Acquired Companies has been, bound by or a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any Acquired Company Employees and there are no labor organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any current Acquired Company Employees. No Acquired Company is engaged, and no Acquired Company has ever been engaged, in any unfair labor practice of any nature. None of the Acquired Companies has had any strike, slowdown, work stoppage, lockout, job action or threat thereof, or question concerning representation, by or with respect to any of the Acquired Company Employees. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, labor dispute or union organizing activity or any similar activity or dispute.

(b) Leave of Absence. There is no current Acquired Company Employee who is not fully available to perform work because of disability or other leave.

(c) At Will Employment. Except as set forth in Part 2.15(c) of the Disclosure Schedule, the employment of each of the current Acquired Company Employees is terminable by the Company at will and any termination of such employment would result in no Liability to any Acquired Company. The Company has made available to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Acquired Company Employees.

(d) Employee Departures/Restrictions. To the Knowledge of the Company, no employee of an Acquired Company: (i) has informed the Company of their intention to terminate his employment with the Company; (ii) has received an offer to join a business that may be competitive with an Acquired Company’s business; or (iii) is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of an Acquired Company; or (B) any Acquired Company’s business or operations.

(e) Employee Plans and Agreements. Part 2.15(e) of the Disclosure Schedule contains an accurate and complete list of each Acquired Company Employee Plan and each Acquired Company Employee Agreement. No Acquired Company intends or has committed to establish or enter into any new Acquired Company Employee Plan or Acquired Company Employee Agreement, or to modify any Acquired Company Employee Plan or Acquired Company Employee Agreement (except to conform any such Acquired Company Employee Plan or Acquired Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

(f) Delivery of Documents. As applicable with respect to each Acquired Company Employee Plan, the Company has made available to Parent: (i) correct and complete copies of all documents setting forth the terms of each Acquired Company Employee Plan and each Acquired Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description together with the summaries of material modifications thereto, if any, with respect to each Acquired Company Employee Plan; (iii) all material written Contracts relating to each Acquired Company Employee Plan, including administrative service agreements and group insurance contracts; (iv) the annual reports (Form 5500 series) for the last three complete plan year; (v) the most recent letter of determination from the U.S. Internal Revenue Service relating to the tax-qualified status of the Plan, if any; (vi) all written materials provided to any Acquired Company Employee relating to any Acquired Company Employee Plan and any proposed Acquired Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to any Acquired Company; (vii) all correspondence to or from any Governmental Body relating to any Acquired Company Employee Plan; and (viii) all insurance policies in the possession of any Acquired Company pertaining to fiduciary liability insurance covering the fiduciaries for each Acquired Company Employee Plan.

(g) No Foreign Plans. None of the Acquired Companies has established or maintained: (i) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body other than the United States; (ii) any Acquired Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside of the United States; or (iii) any Acquired Company Employee Plan that covers or has covered Company Employees whose services are or have been performed primarily outside of the United States.

(h) Absence of Certain Retiree Liabilities. No Acquired Company Employee Plan provides (except at no cost to any Acquired Company), or reflects or represents any liability of any Acquired Company to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by applicable Legal Requirements. Other than commitments made that involve no future costs to any Acquired Company, no Acquired Company has ever represented, promised or contracted (whether in oral or written form) to any Acquired Company Employee (either individually or to Acquired Company Employees as a group) or any other Person that such Acquired Company Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

(i) No Defaults. Each Acquired Company has performed all obligations required to be performed by it under each Acquired Company Employee Plan and is not in material default or material violation of, and no Acquired Company has Knowledge of any default or violation by any other party to, the terms of any Acquired Company Employee Plan. Each of the Acquired Company Employee Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including, without limitation, the applicable tax qualification requirements under the Code. No Acquired Company Employee Plan and no grants, awards or benefits thereunder are subject to Section 409A(a) or 409A(b) of the Code or, if subject to Section 409A(a) of the Code, have failed or will fail, in form or operation, to meet the requirements of Section 409A(a)(2), 409A(a)(3) or 409A(a)(4) of the Code. All contributions to, and material payments from, any Acquired Company Employee Plan which may have been required to be made in accordance with the terms of such Acquired Company Employee Plan or applicable Legal Requirements have been timely made, and all contributions for any period ending on or before the date of this Agreement which are not yet due, but will be paid on or prior to the date of this Agreement, are reflected as an accrued liability on the Balance Sheet. Each Acquired Company Employee Plan can be amended, terminated or otherwise discontinued after the date of this Agreement, without liability to any of the Acquired Companies or Parent (other than ordinary administration expenses). There are no audits, inquiries or Legal Proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Body with respect to any Acquired Company Employee Plan.

(j) No Conflict. Except as set forth in Part 2.15(j) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will, or is reasonably expected to, (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any Acquired Company Employee Plan, Acquired Company Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Acquired Company Employee; or (ii) create or otherwise result in any Liability with respect to any Acquired Company Employee Plan.

(k) Compliance. Each of the Acquired Companies: (i) is in compliance in all material respects with all applicable Legal Requirements, Contracts and Orders of any arbitrator or any court or other Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements and Orders relating to discrimination, wages and hours, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of Acquired Company Employees or prospective employees; (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Acquired Company Employee; (iii) has no Liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Acquired Company Employee (other than routine payments to be made in the normal course of business and consistent with past practice).

(l) Labor Relations. Except as set forth in Part 2.15(l) of the Disclosure Schedule, the Company has no Knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have an adverse effect on the labor relations of any of the Acquired Companies. Except as set forth in Part 2.15(l) of the Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against any Acquired Company under any workers’ compensation policy or long-term disability policy.

(m) Claims Against Plans. Other than with respect to routine benefit claims, there are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against any of the Acquired Company Employee Plans, the assets of any of the Acquired Company Employee Plans or the Acquired Companies, or the Acquired Company Employee Plan administrator or any fiduciary of the Acquired Company Employee Plans with respect to the operation of such Acquired Company Employee Plans.

(n) Independent Contractors. Part 2.15(n) of the Disclosure Schedule accurately sets forth, with respect to each Person who is an independent contractor of the Acquired Companies and who has received or may be entitled to receive in excess of US $50,000 from any of the Acquired Companies:

(i) the name of such independent contractor, the Acquired Company with which such independent contractor is or was under contract and the date as of which such independent contractor was originally engaged by such Acquired Company;

(ii) such independent contractor’s job function;

(iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the applicable Acquired Company with respect to services performed in the fiscal year ended December 31, 2014; and

(iv) the terms of compensation of such independent contractor.

Part 2.15(n) of the Disclosure Schedule also accurately sets forth, with respect to each other Person who was an independent contractor of the Acquired Companies and who received in excess of US $50,000 from any of the Acquired Companies, the name of such independent contractor, the date as of which such independent contractor was originally engaged by such Acquired Company and the date such engagement ended, and such independent contractor’s job function.

(o) No Misclassified Employees. No current or former independent contractor of any of the Acquired Companies would reasonably be expected to be a misclassified employee. No independent contractor is eligible to participate in any Acquired Company Employee Plan. No Acquired Company has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of such Acquired Company.

(p) Labor-Related Claims. Except as set forth in Part 2.15(p) of the Disclosure Schedule, there is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company, threatened or would reasonably be expected relating to any employment Contract, compensation, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Acquired Company Employee, including charges of unfair labor practices or harassment complaints.

2.16 Environmental Matters. Each of the Acquired Companies is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each respective Acquired Company of all Environmental Licenses and other Governmental Authorizations required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. None of the Acquired Companies has received any notice or other communication, whether from a Governmental Body, citizens group, Acquired Company Employee or otherwise, that alleges that such Acquired Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with such Acquired Company’s compliance with any Environmental Law in the future. To the Knowledge of the Company: (a) no current or prior owner of any property leased or controlled by each of the Acquired Companies has received any notice or other communication, whether from a Government Body, citizens group, Acquired Company Employee or otherwise, that alleges that such current or prior owner or such Acquired Company is not in compliance with any Environmental Law; (b) the Acquired Companies have not caused or contributed to any Environmental Release and there are no circumstances which may give rise to any Environmental Release by the Acquired Companies; and (c) no Contaminants are stored or contained on or under any of the Properties whether in storage tanks, land fills, pits, ponds, lagoons or otherwise. All Governmental Authorizations currently held by each of the Acquired Companies pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule.

2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies each insurance policy maintained by, at the expense of or for the benefit of each of the Acquired Companies as of the date of this Agreement and identifies all claims made thereunder as of the date of this Agreement. The Company has made available to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. None of the Acquired Companies has received any written notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal of any coverage or rejection of any claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has any interest in any material asset used in or otherwise relating to the business of any of the Acquired Companies; (b) no Related Party is indebted to any of the Acquired Companies (other than for ordinary travel advances); (c) no Related Party has entered into, or has any financial interest in, any Material Contract, transaction or business dealing or involving any of the Acquired Companies; (d) no Related Party is competing with any of the Acquired Companies; and (e) no Related Party has any claim or right against any of the Acquired Companies (other than rights under Company Options and rights to receive compensation for services performed as an employee of the respective Acquired Company or other rights arising in the ordinary course of employment).

2.19 Legal Proceedings; Orders.

(a) Legal Proceedings. There is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies or any Person whose liability any of the Acquired Companies has or may have retained or assumed, either contractually or by operation of law; (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement; or (iii) that relates to the ownership of any capital stock of any of the Acquired Companies, or any option or other right to the capital stock of any of the Acquired Companies, or right to receive consideration as a result of this Agreement. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will or could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. Except as set forth in Part 2.19(a) of the Disclosure Schedule, no Legal Proceeding involving claims in excess of $50,000 has ever been commenced by, and no Legal Proceeding involving claims in excess of $50,000 has ever been pending against, any of the Acquired Companies.

(b) Orders. There is no Order to which any of the Acquired Companies, or any of the assets owned or used by each of the Acquired Companies, is subject. To the Knowledge of the Company, no officer or other employee of any of the Acquired Companies is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the respective Acquired Company’s business.

2.20 Authority; Binding Nature of Agreement; Inapplicability of Anti-takeover Statutes.

(a) Authority; Binding Nature. The Company has the corporate power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which the Company is or will be a party; and the execution, delivery and performance by the Company of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) Board Approval. The Company’s board of directors has: (i) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; and (iii) unanimously recommended the adoption of this Agreement by Company Stockholders and directed that this Agreement, the Merger be submitted for consideration by the Company Stockholders.

(c) No Takeover Statute. No state or foreign takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither: (1) the execution, delivery or performance by the Company of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement to which the Company is or will be a party; nor (2) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement or any such other agreement, document or instrument, will (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of any Charter Documents of any of the Acquired Companies; or (ii) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of any of the Acquired Companies;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to any such Acquired Company’s business or to any of the assets owned or used by any such Acquired Company;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Company Contract that is a Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Material Contract; (ii) accelerate the maturity or performance of any such Material Contract; or (iii) cancel, terminate or modify any such Material Contract; or

(e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Acquired Companies (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Companies).

Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and as set forth in Part 2.21 of the Disclosure Schedule, none of the Acquired Companies is and none of the Acquired Companies will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement; or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

2.22 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock is the only vote of the holders of any class or series of Company Capital Stock necessary to adopt this Agreement and approve the other transactions contemplated by this Agreement (the “Required Merger Stockholder Vote”).

2.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Companies.

2.24 Full Disclosure. To the Knowledge of the Company, this Agreement (including the Disclosure Schedule) does not, and the Merger Consideration Certificate (as defined in Section 1.2(c)(i)(E)) will not: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

2.25 No Existing Discussions. No Acquired Company nor any Representative of any of the Acquired Companies is currently engaged, directly or indirectly, in any discussions with any Person (other than Parent and Merger Subs) relating to any Acquisition Transaction.

3. Representations and Warranties of Parent and Merger Sub

Parent and Merger Subs represent and warrant to the Company as follows:

3.1 Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Merger Sub I is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub I is newly formed and was formed solely to effectuate the First Step Merger. Merger Sub II is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. Merger Sub II is newly formed and was formed solely to effectuate the Second Step Merger. All of the issued and outstanding shares of capital stock of Merger Subs are owned, beneficially and of record, by Parent.

3.2 Non-Contravention; Consents.

(a) Non-Contravention. Neither: (1) the execution, delivery or performance by Parent or Merger Subs of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement to which Parent or any of Merger Subs is or will be a party; nor (2) the consummation by the Parent or Merger Subs of the Merger or any of the other transactions contemplated by this Agreement or any such other agreement, document or instrument, will (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of: (i) any of the provisions of any Charter Documents of any of Parent or Merger Subs; or (ii) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of any of Parent or Merger Subs;

(ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of Parent or Merger Subs or any of the assets owned or used by any of Parent or Merger Subs, is subject;

(iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of Parent or Merger Subs or that otherwise relates to any of Parent or Merger Subs’s business or to any of the assets owned or used by any of Parent or Merger Subs; or

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract of Parent or Merger Subs required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S K under the Securities Act of 1933, as amended, or give any Person the right to: (i) declare a default or exercise any remedy under any such contract; (ii) accelerate the maturity or performance of any such contract; or (iii) cancel or terminate any such contract.

(b) Consents. Except for (i) the filing of the Certificate of Merger and the Second Step Certificate of Merger with the Secretary of State of the State of Delaware, (ii) any filings required to be made by Parent or Merger Subs with the Securities and Exchange Commission and the New York Stock Exchange, and (iii) the filing of such notices as may be required under the Securities Act or the Exchange Act (in each case, including all regulations promulgated thereunder), or as may be required under applicable state securities laws, in each case from any Governmental Body in connection with the Integrated Merger, neither Parent nor Merger Subs will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement; or (ii) the consummation of the Integrated Merger or any of the other transactions contemplated by this Agreement.

3.3 Authority; Binding Nature of Agreement. Parent and Merger Subs have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement and under each other agreement, document and instrument referred to in this Agreement to which Parent or Merger Subs is a party; and the execution, delivery and performance by Parent and Merger Subs of this Agreement any of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of Parent and Merger Subs and their respective boards of directors (or managers with respect to Merger Sub II). No vote of Parent’s stockholders is needed to approve the Merger. This Agreement and each other agreement, document or instrument referred to in this Agreement to which Parent or Merger Subs is a party constitutes the legal, valid and binding obligation of Parent and Merger Subs, as the case may be, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.4 Legal Proceedings. There is no pending Legal Proceeding and, to the knowledge of Parent and Merger Subs, no Person has threatened to commence any Legal Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

3.5 Valid Issuance. The Parent Class A Common Stock to be issued in the First Step Merger will, when issued in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and nonassessable and none of such shares will be subject to any repurchase option, forfeiture provision or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

3.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subs.

3.7 Sufficient Funds. Parent has and will have, from and after the date of Agreement, sufficient funds on hand and available through existing liquidity facilities to satisfy its payment obligations to the extent arising under this Agreement or the other Transaction Documents and any of the other transactions contemplated by this Agreement.

4. Indemnification, Etc.

4.1 Survival of Representations, Etc.

(a) General Survival. Subject to Section 4.1(b) and Section 4.1(d), the representations and warranties made by the Company in this Agreement and the representations and warranties set forth in the Merger Consideration Certificate, in each case other than the Specified Representations, shall survive the Effective Time and shall expire at 11:59 pm Pacific Time on the date 18 months after the date of this Agreement (the “Termination Date”); provided, however, that if, at any time prior to the Termination Date, any Indemnitee delivers to the Stockholders’ Agent a written notice alleging the existence of an inaccuracy in or a breach of any of such representations and warranties and asserting a claim for recovery under Section 4.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved. It is the express intent of the parties that, if the eighteen month survival period specified in this Section 4.1(a) applicable to representations and warranties of the Company in this Agreement (other than as specified in Section 4.1(b) or Section 4.1(d)) is shorter than the statute of limitations that would otherwise apply to such matters, then, by contract, the applicable statute of limitations shall be reduced to such survival period.

(b) Specified Representations. Notwithstanding anything to the contrary contained in Section 4.1(a), but subject to Section 4.1(d), the Specified Representations shall survive the Effective Time until the expiration of the statute of limitations (including any extensions thereof) applicable to a third party claim, or to a Governmental Body bringing a Legal Proceeding, that, if successful, would constitute an inaccuracy in or breach of such Specified Representation as of the date of this Agreement or as of the Closing; provided, however, that if, at any time prior to the applicable expiration date referred to in this sentence, any Indemnitee delivers to the Stockholders’ Agent a written notice alleging the existence of an inaccuracy in or a breach of any of such Specified Representations and asserting a claim for recovery under Section 4.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved.

(c) Parent Representations. All representations and warranties made by Parent and Merger Subs shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Subs with respect to such representations and warranties shall thereupon cease.

(d) Willful Misconduct; Fraud. Notwithstanding anything to the contrary contained in Section 4.1(a) or Section 4.1(b), the limitations set forth in Section 4.1(a) and 4.1(b) shall not apply in the case of claims based upon fraud or willful misconduct (collectively “Fraud”).

(e) Representations Not Limited. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

(f) Disclosure Schedule. For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

4.2 Indemnification.

(a) Indemnification. From and after the Effective Time (but subject to Section 4.1), each Major Stockholder (collectively, the “Indemnitors”), severally and not jointly and pro rata based upon the amount of Merger Consideration payable to such stockholder (as compared with the Merger Consideration payable to all Major Stockholders), shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees otherwise become subject (regardless of whether or not such Damages relate to any third party claim) (it being understood that while the Indemnitees may bring a claim for Damages they may suffer or incur or to which they may become subject, the Indemnitees shall not recover any such Damages until such Damages are actually suffered or incurred, or to which the Indemnitee has actually become subject) and which arise from or as a result of:

(i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement (other than representations or warranties related to Taxes or Tax Returns to the extent the subject matter of claim is the subject of Section 4.2(a)(iii), which claim shall be brought pursuant to Section 4.2(a)(iii));

(ii) any inaccuracy in or breach of any representation or warranty set forth in the Merger Consideration Certificate or the Working Capital Certificate;

(iii) any matter referred to on Schedule 4.2(a)(iii);

(iv) any claim by any securityholder of the Company in his/her/its capacity as a securityholder with respect to events or circumstances occurring prior to or as of the Effective Time (including claims with respect to (A) the authorization or approval of the Merger or (B) the distribution of the Merger Consideration to the extent that Parent makes payments in accordance with the Merger Consideration Certificate and pursuant to the terms of this Agreement and the Escrow Agreement);

(v) any (A) Taxes of any of the Acquired Companies attributable to any Pre-Closing Tax Period (“Pre-Closing Taxes”); (B) employment or other payroll Taxes imposed on the Company in connection with payments to holders of any compensation payments occurring by reason of the transactions contemplated by this Agreement; and (C) Liability for the payment of any amounts as a result of any obligation to indemnify any other Person, or any successor or transferee Liability, in respect of any of the items described in clauses (A) and (B) except to the extent, in each case, that such Taxes or Liability were taken into account as a current liability in the calculation of Net Working Capital (or to the extent the subject matter of claim is the subject of Schedule 4.2(a)(iii), in which case such claim shall be brought pursuant to Section 4.2(a)(iii));

(vi) any Fraud committed by the Company in connection with this Agreement or the transactions contemplated hereby; and

(vii) subject to Section 4.5(d), third party claims against the Indemnitees following the Closing, whether or not it is determined that there was a breach or inaccuracy of a representation or warranty or any other matter specified in Section 4.2(a)(i) as a basis for indemnification under this Agreement, if the facts and circumstances alleged in such third party claim would give the Indemnitees a right to indemnification under Section 4.2(a)(i) assuming for this purpose that such facts and circumstances are accurate and the claims made therein are recoverable by the third party claimant(s) in accordance therewith; provided, however, that subject to Section 4.5(d), Indemnitees shall be entitled to recover only 50% of Damages paid, incurred, suffered or sustained by them resulting from or arising out of such third party claim unless the Indemnitees recover for such claim pursuant to Section 4.2(a)(i).

(b) Damage to Parent. The parties acknowledge and agree that, if the Surviving Entity suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Entity as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Entity, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

4.3 Other Limitations.

(a) Threshold. Subject to Section 4.3(b), the Indemnitors will not have any obligation to indemnify the Indemnitees for any Damages pursuant to this Section 4 unless and until the aggregate amount of all Damages in respect of which the Indemnitors are otherwise entitled to indemnification pursuant to this Section 4 exceeds an amount equal to $1,000,000 (the "Threshold") at which point the Indemnitors shall be entitled to indemnification for the entire amount of Damages, including the Threshold.

(b) Applicability of Threshold. The limitations set forth in Section 4.3(a) shall not apply: (i) in the case of Fraud; (ii) to inaccuracies in or breaches of any of the Specified Representations; (iii) to the matters referred to in Sections 4.2(a)(ii), 4.2(a)(iii), 4.2(a)(iv), 4.2(a)(v) and 4.2(a)(vi); or (iv) to the matters referred to in Section 4.2(a)(vii) (to the extent related to breaches of any of the Specified Representations).

(c) Recourse to Escrow.

(i) Subject to Section 4.3(d), recourse by the Indemnitees to the Escrow Property shall be the Indemnitees’ sole and exclusive remedy for monetary Damages resulting from the matters referred to in Section 4.2.

(ii) Notwithstanding anything to the contrary in this Agreement, the total amount of indemnification payments that any of the Indemnitors can be required to make to the Indemnitees pursuant to item 1 of Schedule 4.2(a)(iii) shall be limited to such Indemnitor’s pro rata portion of $1,000,000 (based on the pro rata portion of the Merger Consideration payable to all Indemnitors).

(iii) The Indemnitees’ first source of recovery for indemnification claims under Section 4.2 shall be recourse against the Escrow Property (and the Stockholders’ Agent may elect, or if no such election is made, Parent may elect, whether recovery from the Escrow Fund for such claims is in the form of Escrow Shares, Escrow Cash or a combination thereof, so long as the full amount of the indemnification obligation is satisfied); claims may only be made directly against the Indemnitors (to the extent such claims are not limited to the Escrow Property pursuant to Section 4.3(c)(i)) when the aggregate value of pending indemnification claims exceeds the value of Escrow Property then held in the Escrow Fund (and then only to the extent of excess).

(iv) For purposes of this Section 4, each Escrow Share shall be deemed to have a per share value equal to the average of the closing price of Parent Class A Common Stock for the 30 consecutive trading days ending on the trading day immediately before the date satisfaction of a claim for indemnification hereunder, subject to appropriate adjustments for stock splits, combinations or similar corporate events affecting the shares of Parent Class A Common Stock.

(d) Applicability of Liability Cap. The limitations set forth in Section 4.3(c)(i) shall not apply: (i) in the case of Fraud; or (ii) to inaccuracies in or breaches of any of the Specified Representations. Except in the case of Fraud committed by such Indemnitor, the total amount of indemnification payments that any of the Indemnitors can be required to make to the Indemnitees pursuant to Section 4.2 shall be limited to the portion of the Merger Consideration received by such Indemnitor.

(e) Other Limitations.

(i) This Section 4 shall constitute the exclusive remedy after the Closing for recovery of Damages by the Indemnitees pursuant to or in connection with this Agreement, except in the case of claims for Fraud against the Indemnitor committing such Fraud; provided, however, subject to the limitations set forth herein, nothing in this Agreement shall limit the rights or remedies of any Indemnitee (A) to specific performance, injunctive and other equitable relief or (B) pursuant to any other agreement executed by an Indemnitor.

(ii) The amount of any Damages for which indemnification is provided under this Section 4 shall be net of any amounts actually recovered by the Indemnitee under insurance policies with respect to such Damages (net of any costs to recover such insurance payments and the costs of any increased premiums to the extent resulting therefrom); provided that Parent shall only have the obligation to seek insurance recovery to the extent commercially reasonable in light of the circumstances and only with respect to insurance policies obtained by the Company prior to the Closing for which premiums were paid in full prior to the Closing.

(iii) Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will either Party be liable to the other for any punitive or exemplary damages (except to the extent such punitive or exemplary damages are awarded to a third party pursuant to a third party claim).

(iv) To the extent required by applicable Legal Requirements, the Indemnitee shall act in good faith and a commercially reasonable manner to mitigate any Damages they may pay, incur, suffer or sustain for which indemnification is available hereunder.

(v) For the avoidance of doubt and in order to prevent duplication of payment by the Indemnitors, the Indemnitors will not have any obligation to indemnify the Indemnitees for any Damages pursuant to this Section 4 to the extent that such Damages were previously included in calculating the Closing Date Net Working Capital or Working Capital Adjustment.

4.4 No Contribution. Each Indemnitor waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against any Merger Sub or any of the Acquired Companies in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or any other agreement or document delivered to Parent in connection with this Agreement.

4.5 Defense of Third Party Claims. In the event of the assertion or commencement by any third party of any claim or Legal Proceeding (whether against any Merger Sub, any of the Acquired Companies, Parent or any other Person) with respect to which any Indemnitor may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to Section 4, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own with counsel reasonably satisfactory to the Stockholders’ Agent. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

(a) subject to the other provisions of Section 4, all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Indemnitors to the extent the Indemnitors are obligated to indemnify under this Section 4 for such claim or Legal Proceeding;

(b) each Indemnitor shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding;

(c) The Stockolders’ Agent shall have the right, in its discretion and at its or the Major Stockholders’ own expense, to participate in, but not control, the defense of such claim, and Parent shall keep the Stockolders’ Agent reasonably informed as to the defense of such claim; and

(d) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding; provided, however, that notwithstanding anything to the contrary in the last paragraph of Section 4.2(a)(vii) or Section 4.5, if Parent settles, adjusts or compromises any such claim or Legal Proceeding without the consent of the Stockholders’ Agent (it being understood that if Parent requests that the Stockholders’ Agent consent to a settlement, adjustment or compromise, the Stockholders’ Agent shall not unreasonably withhold or delay such consent), such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Damages incurred by the Indemnitee in connection with such claim or Legal Proceeding or whether the Indemnitors are obligated to indemnify the Indemnitors under this Section 4 for such claim or Legal Proceeding.

Parent shall give the Stockholders’ Agent prompt written notice of the commencement of any such Legal Proceeding against Parent, any Merger Sub or any of the Acquired Companies; provided, however, that any failure on the part of Parent to so notify the Stockholders’ Agent shall not limit any of the obligations of the Indemnitors under Section 4 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholders’ Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Stockholders’ Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld or delayed).

4.6 Tax Matters. The parties agree to treat any indemnification payment made under this Article 4 as an adjustment to the Merger Consideration for all purposes, including, to the extent permitted under applicable Tax Law, all federal, state, local and foreign Tax purposes, and the parties agree to, and shall cause their respective affiliates to, file their Tax Returns accordingly.

5. Miscellaneous Provisions

5.1 Stockholders’ Agent.

(a) Appointment. By virtue of the adoption of this Agreement, the Indemnitors irrevocably nominate, constitute and appoint Nadav Sharon as the agent and true and lawful attorney in fact of the stockholders (the “Stockholders’ Agent”), with full power of substitution, to act in the name, place and stead of the Indemnitors for purposes of executing any documents and taking any actions that the Stockholders’ Agent may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with any claim for indemnification, compensation or reimbursement under Section 4 or under the Escrow Agreement or any matter referred to in this Agreement. Nadav Sharon hereby accepts his appointment as Stockholders’ Agent.

(b) Authority. The Indemnitors grant to the Stockholders’ Agent full authority to execute, deliver, acknowledge, certify and file on behalf of such Indemnitors (in the name of any or all of the Indemnitors or otherwise) any and all documents that the Stockholders’ Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Stockholders’ Agent may, in his sole discretion, determine to be appropriate, in performing his duties as contemplated by Section 5.1(a), which shall include but not be limited to the following:

(i) to take such actions and to execute and deliver such amendments, modifications, waivers and consents in connection with this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby as the Stockholders’ Agent, in its reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement and the other agreements contemplated hereby;

(ii) as the Stockholders’ Agent of the Indemnitors, to enforce and protect the rights and interests of the Indemnitors and to enforce and protect the rights and interests of the Stockholders’ Agent arising out of or under or in any manner relating to this Agreement and each other agreement contemplated hereby and, in connection therewith, to (A) resolve all questions, disputes, conflicts and controversies concerning indemnification claims pursuant to Section 4; (B) employ such agents, consultants and professionals, to delegate authority to its agents, to take such actions and to execute such documents on behalf of the Indemnitors in connection with Section 4 as the Stockholders’ Agent, in its reasonable discretion, deems to be in the best interest of the Indemnitors; (C) assert or institute any claim, action, proceeding or investigation; (D) investigate, defend, contest or litigate any claim, action, proceeding or investigation initiated by Parent, any Indemnitee, or any other Person, against the Stockholders’ Agent and/or the Indemnitors, and receive process on behalf of any or all Indemnitors in any such claim, action, proceeding or investigation and compromise or settle on such terms as the Stockholders’ Agent shall determine to be appropriate, give receipts, releases and discharges on behalf of all of Indemnitors with respect to any such claim, action, proceeding or investigation; (E) file any proofs, debts, claims and petitions as the Stockholders’ Agent may deem advisable or necessary; (F) settle or compromise any claims asserted under Section 4; (G) assume, on behalf of all of Indemnitors, the defense of any claim that is the basis of any claim asserted under Section 4; and (H) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing claims, actions, proceedings or investigations, it being understood that the Stockholders’ Agent shall not have any obligation to take any such actions, and shall not have liability for any failure to take such any action;

(iii) to enforce payment of any amounts payable to Indemnitors, in each case on behalf of Indemnitors, in the name of the Stockholders’ Agent;

(iv) to authorize, if required, the reduction against the Escrow Fund in favor of any Indemnitee pursuant to Section 4 and also any other amounts to be paid to Parent pursuant to this Agreement;

(v) to waive or refrain from enforcing any right of any Indemnitor and/or of the Stockholders’ Agent arising out of or under or in any manner relating to this Agreement or any other agreement contemplated hereby; and

(vi) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholders’ Agent, in its sole and absolute direction, may consider necessary or proper or convenient in connection with or to carry out the activities described in paragraphs (i) through (v) above and the transactions contemplated by this Agreement and the other agreements contemplated hereby.

(c) Notwithstanding anything to the contrary contained in this Agreement or in any other agreement executed in connection with the transactions contemplated hereby: (i) each Indemnitee shall be entitled to deal exclusively with the Stockholders’ Agent on all matters relating to any claim for indemnification, compensation or reimbursement under Section 4 or under the Escrow Agreement; and (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Indemnitor by the Stockholders’ Agent, and on any other action taken or purported to be taken on behalf of any stockholder by the Stockholders’ Agent, as fully binding upon such stockholder.

(d) In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders’ Agent hereunder or thereunder, (i) the Stockholders’ Agent will not assume any, and will incur no, responsibility whatsoever to any Indemnitors by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or any other agreement contemplated hereby, unless by the Stockholders’ Agent’s gross negligence or willful misconduct, and (ii) the Stockholders’ Agent will be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholders’ Agent pursuant to such advice will in no event subject the Stockholders’ Agent to liability to any Indemnitor unless by the Stockholders’ Agent’s gross negligence or willful misconduct. The Indemnitors shall indemnify the Stockholders’ Agent and hold the Stockholders’ Agent harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Stockholders’ Agent’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholders’ Agent.

(e) Power of Attorney. The Indemnitors recognize and intend that the power of attorney granted in Section 5.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Stockholders’ Agent; and (iii) shall survive the death or incapacity of each of the Indemnitors.

(f) Replacement. If the Stockholders’ Agent shall die, resign, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Indemnitors shall (by consent of those Persons entitled to at least a majority of the Merger Consideration), within 10 days after such death, disability or inability, appoint a successor to the Stockholders’ Agent (who shall be reasonably satisfactory to Parent) and immediately thereafter notify Parent of the identity of such successor. Any such successor shall succeed the Stockholders’ Agent as Stockholders’ Agent hereunder. If for any reason there is no Stockholders’ Agent at any time, all references herein to the Stockholders’ Agent shall be deemed to refer to the Indemnitors.

5.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

5.3 Tax Matters.

(a) The Stockholders’ Agent shall prepare, or cause to be prepared, at the expense of the Company Stockholders, and shall timely file, or cause to be timely filed, all Tax Returns for the Company that are required to be filed after the Closing Date for any Tax period ending on or prior to the Closing Date with respect to which the items of income, gain, loss, deduction and other Tax items pass through to the Company Stockholders (the “Income Tax Returns”). All Income Tax Returns shall be prepared in accordance with applicable Law and consistent with past practices. Each Income Tax Return shall be provided to Parent for its review and comment at least fifteen (15) days prior to the due date for filing, and the Stockholders’ Agent shall consider in good faith such revisions as are reasonably requested by Parent. The Company Stockholders shall be solely responsible for and shall timely pay when due any Taxes of the Company Stockholders in connection with the Income Tax Returns.

(b) Parent shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns other than Income Tax Returns for the Company required to be filed after the Closing Date, and shall timely remit, or cause to be remitted, to the appropriate Governmental Body all Taxes reflected on such Tax Returns, subject to its right to be indemnified for Pre-Closing Taxes pursuant to Article IV. To the extent such Tax Returns include any Pre-Closing Tax Period, (i) such Tax Returns shall be prepared consistent with the past practices of the Company, as applicable, in all material respects, except as otherwise required by applicable law and (ii) any such Tax Return that reports any tax for which indemnification is required under this Agreement, along with a statement setting forth the amount of Taxes for which the Company Stockholders are responsible with respect thereto, shall be provided to the Stockholders’ Agent for its review and comment at least fifteen (15) days prior to the due date for filing such Tax Return, and Parent shall consider in good faith such revisions as are reasonably requested by the Stockholders’ Agent.

(c) All liability for transfer, sales, use, value added, excise, stamp, recording, registration and any similar Taxes that become payable in connection with consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne by the Company Stockholders, on the one hand, and the Parent, on the other hand. The party required by law to file to file a Tax Return with respect to such Transfer Taxes shall do so in the time and manner prescribed by law, and the non-filing party shall promptly reimburse the filing party for its share of any Transfer Taxes upon receipt of evidence reasonably satisfactory to the non-filing party of the amount of such Transfer Taxes.

(d) The Company and the Company Stockholders on one hand, and Parent on the other, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, examination, claim, dispute or controversy by any Governmental Body relating to Taxes (including the Tax-related matters referred to in Section 4.2(a)(iii) (each a “Tax Contest”). Parent shall promptly notify the Stockholders’ Agent upon receipt by Parent or any Affiliate of Parent (including the Company after the Closing Date) of written notice of any Tax Contest with respect to an Income Tax Return or relating to Pre-Closing Taxes, provided, that the failure to promptly deliver any such notice will not relieve the Company Stockholders of their obligations under this Agreement, except to the extent the Stockholders are materially prejudiced as a result thereof. Notwithstanding anything to the contrary in this Agreement, in the case of any Tax Contest concerning an Income Tax Return , the Stockholders’ Agent shall have the right, at the expense of the Company Stockholders, using the counsel and representatives of the Stockholders’ Agent’s choice, to represent the interests of the Company in such Tax Contest and control the conduct of such Tax Contest, provided, however, Parent shall have the right to participate at its own expense in any proceeding, or portion thereof, relating to the Company that the Stockholders’ Agent controls. All other Tax Contests shall be governed by Section 4.5. In the event of any inconsistency between this Section 5.3 and Section 4.5, this Section 5.3 shall govern.

(e) Parent shall not amend or cause to be amended any Tax Return of the Company (or file any new Tax Return) for any Pre-Closing Tax Period (including the portion of any Tax Return for a tax period that includes but does not end on the Closing Date that relates to the Pre-Closing Tax Period) if such amendment (or new filing) would result in an increase of Taxes of the Company Stockholders or for which Parent is indemnified pursuant to this Agreement, without the written consent of the Stockholders’ Agent, such consent not to be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, Parent and the Company shall not file any IRS Form 1099-K for any Pre-Closing Tax Period unless such filing is required by a Governmental Body in connection with a Tax Contest.

5.4 Fees and Expenses. Subject to Sections 1.4, 1.9 and Article 4, the Escrow Agreement and Exhibit F, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions; and (c) the consummation of the Merger.

5.5 Attorneys’ Fees. Subject to Section 4.2 and Section 4.5, if any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, each party shall be responsible for its own attorneys’ fees.

5.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (c) if sent by electronic mail, telegram, cablegram or other electronic transmission, upon delivery; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent or any Merger Sub:

Yelp Inc.
140 New Montgomery, 9th Floor
San Francisco, CA 94105
Attention: Laurence Wilson
Facsimile: 415-908-3833
Email:

with a copy (which shall not constitute notice) to:

Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111
Attention: David Peinsipp and Jennifer F. Fitchen
Facsimile: 415-693-2222
Email: dpeinsipp@cooley.com; jfitchen@cooley.com

If to the Company:

Eat24Hours.com, Inc.
1097 Sneath Lane
San Bruno, CA 94066
Attention: Nadav Sharon
Email:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Elton Satusky
Facsimile: (650) 493-6811
Email: esatusky@wsgr.com

If to the Stockholders’ Agent:

Nadav Sharon
Email:

5.7 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.8 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.9 Governing Law; Dispute Resolution.

(a) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Venue. Except as otherwise provided in the Escrow Agreement or in Section 5.9(c), any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement (including a Legal Proceeding based upon Fraud) may be brought or otherwise commenced in any state or federal court located in the County of San Francisco, State of California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Francisco, State of California (and each appellate court located in the County of San Francisco, State of California) in connection with any such Legal Proceeding; (ii) agrees that each state and federal court located in the County of San Francisco, State of California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any state or federal court located in the County of San Francisco, State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) Indemnification Claims. Any claim for indemnification, compensation or reimbursement pursuant to Section 4 (and, at the option of any Indemnitee, any other claim for a monetary remedy, such as in the case of a claim based upon Fraud, relating to this Agreement or the Merger after the Closing) shall be brought and resolved exclusively in accordance with Exhibit F (it being understood that, for the avoidance of doubt and without limiting any portion of Section 5.9(b): (i) at the option of any Indemnitee, any claim based upon intentional misrepresentation or fraud may be brought and resolved in accordance with Section 5.9(b) rather than in accordance with Exhibit F; and (ii) nothing in this Section 5.9(c) shall prevent Parent from seeking preliminary injunctive relief from a court of competent jurisdiction).

5.10 Successors and Assigns. This Agreement shall be binding upon: (a) the Company and its successors and assigns (if any); (b) Parent and its successors and assigns (if any); and (c) each Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: (i) the Company; (ii) Parent; (iii) Merger Subs; (iv) the other Indemnitees; and (v) the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 4), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

5.11 Remedies Cumulative; Specific Performance. Except as otherwise set forth in this Agreement, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement, for the benefit of any other party to this Agreement: (a) such other party shall be entitled (in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such other party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

5.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.13 Waiver of Jury Trial. To the extent permitted by applicable law, each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

5.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Stockholders’ Agent (acting exclusively for and on behalf of all of the Company Stockholders).

5.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

5.16 Parties in Interest. Except for the provisions of Section 4, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

5.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

5.18 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section herein permitting such disclosure and any other numbered or lettered section herein if it is readily apparent from the face of such disclosure (and without any further knowledge) that such disclosure would be applicable to such other numbered or lettered section.

5.19 Construction.

(a) Gender; Etc. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) Including. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) References. Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

[Remainder of page intentionally left blank]

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Yelp Inc.,
a Delaware corporation

By:	/s/ Laurence Wilson
Name:	Laurence Wilson
Title:	Senior Vice President, General Counsel
and Secretary

Kale Acquisition Corp.,
a Delaware corporation

By:	/s/ Laurence Wilson
Name:	Laurence Wilson
Title:	President

Quinoa Acquisition LLC,
a Delaware limited liability company

By:	/s/ Laurence Wilson
Name:	Laurence Wilson
Title:	Authorized Person

Eat24hours.Com, Inc.,
a Delaware corporation

By:	/s/ Nadav Sharon
Name:	Nadav Sharon
Title:	Chief Executive Officer

Stockholders’ Agent:

/s/ Nadav Sharon
Nadav Sharon

MERGER AGREEMENT SIGNATURE PAGE

/s/ Nadav Sharon
Nadav Sharon

/s/ Haim Erez
Haim Erez

/s/ Moran Hacmon
Moran Hacmon

/s/ Chen Shashar
Chen Shashar

/s/ Asaf Sharon
Asaf Sharon

/s/ Amir Eisenstein
Amir Eisenstein

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquired Companies. “Acquired Companies” shall mean: (a) the Company; (b) each Subsidiary of the Company; and (c) each corporation or other Entity that has been merged into or that otherwise is a predecessor to any of the Entities identified in clauses “(a)” and “(b)” above.

Acquired Company Contract. “Acquired Company Contract” shall mean any Contract: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any of its assets is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any right or interest.

Acquired Company Employee. “Acquired Company Employee” shall mean any current or former employee or director of any of the Acquired Companies or any affiliate of any of the Acquired Companies.

Acquired Company Employee Agreement. “Acquired Company Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between any Acquired Company and any Acquired Company Employee.

Acquired Company Employee Plan. “Acquired Company Employee Plan” shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other material employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, that is or has been maintained, contributed to, or required to be contributed to, by any Acquired Company for the benefit of any Acquired Company Employee, or with respect to which an Acquired Company has or may reasonably be expected to have any liability or obligation, including the Key Employee Retention Plan, and excluding any Acquired Company Employee Agreement.

Acquired Company IP. “Acquired Company IP” shall mean all Intellectual Property and Intellectual Property Rights in which any of the Acquired Companies has (or purports to have) an ownership interest or an exclusive license.

Acquired Company IP Contract. “Acquired Company IP Contract” shall mean any Contract to which any of the Acquired Companies is or was a party or by which any of the Acquired Companies is bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right.

Acquired Company Privacy Policy. “Acquired Company Privacy Policy” shall mean each external or internal, past or present privacy policy of any Acquired Company, including any policy relating to: (a) the privacy of users of any Acquired Company Website; (b) the collection, storage, transmission, disclosure, transfer and use of any User Data or Personal Data, and (c) any employee information.

Acquired Company Transaction Expenses. “Acquired Company Transaction Expenses” shall mean (a) all unpaid fees, costs, expenses, payments, expenditures or Liabilities of the Acquired Companies, incurred at or prior to the Effective Time (regardless whether or not invoiced prior to the Effective Time), that relate to the Agreement, any of the transactions contemplated by the Agreement, including any fees, costs or expenses payable to the Acquired Companies’ outside legal counsel or to any financial advisor, accountant, employee or other Person who performed services for or on behalf of the Acquired Companies, or who is otherwise entitled to any compensation, severance, bonus, change of control payment from the Acquired Companies, in connection with the Agreement, any of the transactions contemplated by the Agreement, or the process resulting in such transactions and (b) all fees, costs, expenses, payments, expenditures or Liabilities, including all Taxes, of the Acquired Companies relating to the matter referred to in Part 2.6(a) of the Disclosure Schedule.

Acquired Company User Agreement. “Acquired Company User Agreement” shall mean each standard form Acquired Company Contract that constitutes a user agreement, terms of use, terms of service, advertiser agreement, or end user license agreement that governs (or is intended to govern) each user’s (including businesses that sell food using the Company’s platform and their customers) or advertiser’s access to and use of any Acquired Company Web Site, any Acquired Company Software, or any services available through any of the foregoing.

Acquired Company Web Site. “Acquired Company Web Site” shall mean any public or private website (including mobile apps) owned, maintained, or operated at any time by or on behalf of any of the Acquired Companies.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions involving:

(a) the sale, license or disposition of all or a material portion of any of the Acquired Companies’ business or assets;

(b) the issuance, disposition or acquisition of: (i) any capital stock or other equity security of any of the Acquired Companies (other than Company Common Stock issued to employees of the Company upon exercise of Company Options); (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock, unit or other equity security of any of the Acquired Companies; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock, unit or other equity security of any of the Acquired Companies, in each case other than those reflected as being outstanding on Part 2.3(a) of the Disclosure Schedule; or

(c) any merger, consolidation, business combination, reorganization or similar transaction involving any of the Acquired Companies.

Agreement. “Agreement” shall mean the Agreement of Merger to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

Closing Date Net Working Capital. “Closing Date Net Working Capital” shall mean the Net Working Capital of the Acquired Companies on a consolidated basis as of the Closing.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Company Capital Stock. “Company Capital Stock” shall mean the shares of Company Common Stock and Company Preferred Stock.

Company Common Stock. “Company Common Stock” shall mean the shares of common stock of the Company, par value $0.001 per share.

Company Debt. “Company Debt” shall mean, without duplication, outstanding as of the Closing: (a) the principal of and premium (if any) in respect of (i) indebtedness of the Acquired Companies for money borrowed; and (ii) indebtedness for money borrowed evidenced by notes, debentures, bonds, letters of credit or other similar instruments for the payment of which any Acquired Company is responsible or liable; (b) all obligations of the Acquired Companies issued or assumed as the deferred purchase price of assets or property, all conditional sale obligations of the Acquired Companies and all obligations of the Acquired Companies under any title retention agreement (but excluding trade accounts payable, other payable and other accrued current liabilities arising in the ordinary course of business); (c) all obligations under capital leases; (d) all obligations under any currency, interest rate or other hedge agreement or any other hedging arrangement; (e) all obligations of the type referred to in clauses “(a)” through “(d)” of any Persons for the payment of which any Acquired Company is responsible or directly liable, as obligor, guarantor or surety, and (f) all accrued interest, prepayment premiums, penalties and other amounts related to any of the foregoing. For the avoidance of doubt, Company Debt shall not include (A) any undrawn letters of credit or (B) any intercompany accounts, payables or loans of any kind or nature.

Company Preferred Stock. “Company Preferred Stock” shall mean the shares of preferred stock of the Company, par value $0.00001.

Company Stockholders. “Company Stockholders” shall mean the holders of Company Capital Stock immediately prior to Closing.

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Mutual Nondisclosure Agreement, dated June 6, 2013 between Parent and the Company.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contaminant. “Contaminant” includes any material, substance, chemical, gas, liquid, waste, effluent, pollutant or contaminant which, whether on its own or admixed with another, is identified or defined in or regulated by or pursuant to any Environmental Laws or which upon release into the Environment presents a danger to the Environment or to the health or safety or welfare of any Person.

Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Damages. “Damages” shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature.

Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and prepared in accordance with Section 5.18 of the Agreement.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim or restriction of any nature (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.10(c) of the Disclosure Schedule or which are not required to be listed in Part 2.10(c) of the Disclosure Schedule.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Environment. “Environment” includes: (a) any and all buildings, structures, fixtures, fittings, appurtenances, pipes, conduits, valves, tanks, vessels and containers whether above or below ground level; and (b) ambient air, land surface, sub-surface strata, soil, surface water, ground water, river sediment, marshes, wet lands, flora and fauna.

Environmental Law. “Environmental Law” shall mean: (a) the common law; and (b) all Legal Requirements, by-laws, orders, instruments, directives, decisions, injunctions and judgments of any government, local government, international, supranational, executive, administrative, judicial or regulatory authority or agency and all approved codes of practice (whether voluntary or compulsory) relating to the protection of the Environment or of human health or safety or welfare or to the manufacture, formulation, processing, treatment, storage, containment, labeling, handling, transportation, distribution, recycling, reuse, release, disposal, removal, remediation, abatement or clean-up of any Contaminant and any amendment thereto and any and all regulations, orders and notices made or served thereunder or pursuant thereto).

Environmental Licenses. “Environmental License” means any Consent or Governmental Approval required by or pursuant to any applicable Environmental Laws.

Environmental Release. “Environmental Release” means the spilling, leaking, pumping, pouring, emitting, releasing, emptying, discharging, injecting, escaping, leaching, dumping, leaving, discarding or disposing of any Contaminant into or upon the Environment.

Equity Pro Rata Portion. “Equity Pro Rata Portion” shall mean with respect to each Stockholder, the Escrow Shares multiplied by a fraction having a numerator equal to the aggregate number of shares of Company Capital Stock held by such Stockholder, and having a denominator equal to the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time held by all Stockholders.

Escrow Agent. “Escrow Agent” shall mean Wells Fargo Bank, N.A..

Escrow Agreement. “Escrow Agreement” shall mean the escrow agreement to be entered into among Parent, the Stockholders’ Agent and the Escrow Agent on the date of the Agreement, substantially in the form of Exhibit B to the Agreement.

Escrow Fund. “Escrow Fund” shall mean the escrow fund established pursuant to the Escrow Agreement.

FMV of Parent Class A Common Stock. “FMV of Parent Class A Common Stock” shall mean $53.462667.

GAAP. “GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination, consistently applied.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

Indemnitees. “Indemnitees” shall mean the following Persons: (a) Parent; (b) Parent’s current and future affiliates (including Merger Subs, the Interim Surviving Corporation and the Surviving Entity); and (c) the respective successors and assigns of the Persons referred to in clauses “(a)” and “(b)” above; provided, however, that the Company Stockholders shall not be deemed to be “Indemnitees.”

Intellectual Property. “Intellectual Property” shall mean sales methodologies and processes, training protocols and similar methods and processes, algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, net lists, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights. “Intellectual Property Rights” shall mean all legally protectable rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) proprietary rights in or relating to registrations, renewals, extensions, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

Knowledge. An individual shall be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) such individual could have discovered such fact or other matter following a due inquiry that as reasonable to be made in light of the circumstances. The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any officer or director of any of the Acquired Companies, any of the Major Stockholders, or, solely for purposes on Sections 2.8 and 2.14 only, any other person who previously fulfilled the duties and responsibilities of the Chief Financial Officer (regardless of whether such person held such title) has Knowledge of such fact or other matter.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Made available. “Made available” shall mean included in the Dropbox diligence folder to which Parent and its legal advisors were given access on or prior to February 2, 2015 and at all times thereafter through the Closing or has been emailed to Parent’s internal legal counsel or to Mike Ghaffary, Peter Curzon or Jay Ganata, in each case at their Parent email address, prior to 5 pm on February 6, 2015.

Material Adverse Effect. “Material Adverse Effect” shall mean any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) has had, or would reasonably be expected to have, a material adverse effect on: (a) the business, condition, assets, capitalization, liabilities, operations or results of operations of the Acquired Companies taken as a whole; (b) the ability of the Company to perform any of its material covenants or obligations under this Agreement or under any other Contract or instrument executed, delivered or entered into in connection with any of the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not include any Effect resulting from any of the following, either alone or in combination: (i) general economic or political conditions (including those affecting the securities markets), except to the extent such conditions affect the Company in a disproportionate manner or to a disproportionate extent; (ii) conditions in or generally affecting the industries or markets in which the Company operates, except to the extent such conditions affect the Company in a disproportionate manner or to a disproportionate extent; (iii) acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events occurring after the date hereof unless they affect the Company in a disproportionate manner; (iv) any change in applicable Legal Requirements; or (v) any change in GAAP or other accounting rules.

Merger Consideration. “Merger Consideration” shall mean the cash consideration and shares of Parent Class A Common Stock that a Company Stockholder is entitled to receive in exchange for such shares of Company Capital Stock pursuant to Section 1.4.

Net Working Capital. “Net Working Capital” shall mean the current assets of the Company less current liabilities of the Company (excluding the Acquired Company Transaction Expenses and Company Debt), as determined in accordance with GAAP consistent with past practices.

Open Source Code. “Open Source Code” shall mean any software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Artistic License, Apache License, BSD License, or Sun Community Source License.

Order. “Order” shall mean any order, writ, injunction, judgment, decree, ruling or award of any arbitrator or any court or other Governmental Body.

Parent Class A Common Stock. “Parent Class A Common Stock” shall mean the Class A common stock, par value $0.000001 per share, of Parent.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Data. “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person, as well as any other information that any Acquired Company directly or indirectly associates with any of the foregoing.

Pre-Closing Tax Period. “Pre-Closing Tax Period” shall mean (i) any Tax period ending on or before the Closing Date, and (ii) in the case of any Tax period that includes, but does not end on the Closing Date, the portion of such Tax period through the Closing Date. For purposes of a Tax period described in clause “(ii),” the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (A) in the case of any property or similar Taxes, be deemed to be the amount of such Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period, and (B) in the case of any other Tax, be deemed equal to the amount which would by payable if the period ended on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) other than with respect to property placed into service after the Closing Date shall be allocated on a per diem basis.

Properties. “Properties” means the leasehold properties held or occupied by the Acquired Companies.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered trademarks and all applications for any of the foregoing.

Related Party. “Related Party” shall mean: (a) each stockholder (other than the Company) who holds more than 1% of an Acquired Company; (b) each individual who is, or who has at any time since inception been, an officer or director of any of the Acquired Companies; (c) each member of the immediate family of each of the individuals referred to in clauses “(a),” and “(b)” above; and (d) any trust or other Entity (other than the Company) in which any one of the Persons referred to in clauses “(a),” “(b)” and “(c)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

Specified Representations. “Specified Representations” shall mean: (a) the representations and warranties set forth in Sections 2.1, 2.3, 2.14 and 2.20 of the Agreement; and (b) the representations and warranties set forth in the Merger Consideration Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” of this sentence.

Subsidiary. An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

Tax. “Tax” includes all forms of taxation and statutory, governmental, supra-governmental, state, principal, local government or municipal impositions, duties, contributions, charges and levies, whenever imposed, and all penalties, charges, surcharges, costs, expenses and interest relating thereto and without limitation all employment taxes and any deductions or withholdings of any sort regardless of whether any such taxes, impositions, duties, contributions, charges and levies are chargeable directly or primarily against or attributable directly or primarily to the Acquired Companies, or any other person and of whether any amount in respect of any of them is recoverable from any other person.

Tax Return. “Tax Return” shall mean any return (including any information return and including, for the avoidance of doubt, any IRS Form 1099-K), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

User Data. “User Data” shall mean any Personal Data or other data or information collected by or on behalf of any Acquired Company from users of any Acquired Company Website or any Acquired Company Software.

Working Capital Adjustment. “Working Capital Adjustment” shall mean the difference between <$800,000> (negative eight hundred thousand dollars) (the “Working Capital Target”) and the Closing Date Net Working Capital, with the Working Capital Adjustment to result in either: (a) a downward adjustment at Closing, on a dollar-for-dollar basis, in an amount equal to any such difference, if the Working Capital Target is greater than the Closing Date Net Working Capital or (b) an upward adjustment at Closing, on a dollar-for-dollar basis, in an amount equal to any such difference, if the Closing Date Net Working Capital is greater than the Working Capital Target.